As filed with the Securities and Exchange Commission on May 25, 2007

                                               File No. 811-09869

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 6

                      FRANKLIN FLOATING RATE MASTER TRUST
                      -----------------------------------
              (Exact Name of Registrant as Specified in Charter)


                ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
              (Address of Principal Executive Offices) (Zip Code)

                                (650) 312-2000
              Registrant's Telephone Number, Including Area Code

                      CRAIG S. TYLE, ONE FRANKLIN PARKWAY
                           SAN MATEO, CA 94403-1906
              (Name and Address of Agent for Service of Process)



                    Please send Copy of Communications to:
                              Bruce G. Leto, Esq.
                     Stradley, Ronon, Stevens & Young, LLP
                           2600 One Commerce Square
                            Philadelphia, PA 19102











                  FRANKLIN TEMPLETON INVESTMENTS

                FRANKLIN FLOATING RATE MASTER TRUST

               FRANKLIN FLOATING RATE MASTER SERIES


                           May 25, 2007


FORM N-1A, PART A:

THE RESPONSES TO ITEM 1, 2 AND 3 HAVE BEEN OMITTED PURSUANT TO
SECTION 2(B) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM
N-1A.

In this Prospectus, certain terms begin with capital letters.
This means the term is explained under "Useful Terms and Definitions" in Part B.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
AND RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE

The Fund's investment goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates. This investment goal is a fundamental policy of the Fund, which means that the goal may not be changed without a vote of a majority of the outstanding shares of the Fund. There can be no assurance that the investment goal of the Fund will be achieved.

The Fund intends to invest the net proceeds from the sale of its shares in accordance with the Fund's investment goal and policies as soon as practicable, based on market conditions. The Fund's immediate ability to pursue its investment goal will depend on economic and market conditions, including the availability of senior secured Corporate Loans and Corporate Debt Securities. If the manager determines that market conditions are not favorable, the manager will initially invest the proceeds in cash, cash equivalents, short-term debt obligations or instruments that the Fund may normally purchase. During periods when the Fund is experiencing a large inflow of assets, there is a risk that the assets may not be promptly and effectively invested.

PRINCIPAL INVESTMENT STRATEGIES

The manager uses its credit analysis to select Corporate Loans and Corporate Debt Securities that are suitable for investment by the Fund. The Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Corporate Loans and Corporate Debt Securities that are made to, or issued by, Borrowers that are U.S. companies, Foreign borrowers and U.S. subsidiaries of Foreign borrowers and that have Floating Interest Rates. Shareholders will be given 60 days' advance notice of any change to this 80% policy. Floating Interest Rates are: (i) variable rates which adjust to a base rate, such as LIBOR or the CD Rate on set dates, typically between 30 days and one year; (ii) interest rates that vary at a set margin above a generally recognized base lending interest such as the Prime Rate of a designated U.S. bank; or (iii) one of the foregoing interest rates which are convertible to fixed rate instruments. Upon conversion of any such loans or securities to fixed rate instruments, the Fund will, as promptly as is reasonable, rebalance its investments to meet the 80% level described above. The Fund may not meet the 80% level during periods pending investment of the proceeds from the offering of the Fund's shares. It also may not meet the 80% level during temporary defensive periods when the manager believes that suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant.

The Fund may invest up to 100% of its portfolio in senior secured Corporate Loans or Corporate Debt Securities that may be high yield, high risk, debt securities that are rated less than investment grade (I.E., less than BBB). Under normal conditions, at least 65% of the Fund's net assets will be invested in Corporate Loans or Corporate Debt Securities that are rated by an NRSRO with the equivalent of a B or higher rating by S&P or Moody's, or, if unrated, determined to be of comparable quality by the manager. The Fund may invest up to 35% of its net assets in Corporate Loans or Corporate Debt Securities that are rated less than such a B rating by an NRSRO or, if unrated, determined to be of comparable quality by the manager. NRSROs are independent rating organizations such as S&P or Moody's, which rate obligations by grading the company issuing the obligations based upon its financial soundness. Generally, the lower the rating
category, the more risky is the investment.    See Appendix for
rating categories and "Description of Ratings" in Part B. The
Fund will make such an investment only after the manager determines that the investment is suitable for the Fund based on the manager's independent credit analysis. See "The Manager's Credit Analysis."

Corporate Loans are loans made to corporations. In return, the corporation pays interest and principal to the Lenders.
Corporate Loans also include Participation Interests in Corporation Loans or Assignments of Corporate Loans. Corporate Debt Securities are investments by securityholders in obligations issued by corporations. In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments in the corporation, as more fully described below. Before the Fund invests in a Corporate Loan or Corporate Debt Security, the manager will analyze the likelihood that the Borrower can and will make the required payments on the Corporate Loan or Corporate Debt Security. Corporate Debt Securities typically are in the form of notes or bonds. They may be issued in a public or private offering in the securities markets. Corporate Debt Securities will have terms similar to Corporate Loans, but will not be in the form of Participation Interests or Assignments. Unlike Corporate Loans, Corporate Debt Securities often are part of a large issue of securities that are held by a large group of investors.

The Fund will invest primarily in Corporate Loans and Corporate Debt Securities that are secured by collateral, which has been pledged by the corporation to the Lenders or securityholders. This means that the corporation has entered into a written promise to deliver, or has actually delivered, to the Lenders or securityholders property that will legally become the property of the Lenders or securityholders in case the corporation Defaults in paying interest or principal.

In addition, these secured Corporate Loans and Corporate Debt Securities will primarily hold a senior secured position in the capitalization structure of the corporation. This means that, in case the corporation becomes insolvent, the Lenders or securityholders of such debt obligations will be paid before other creditors of the corporation from the assets of the corporation.

The Fund invests in legally restricted securities (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws) where such investments are consistent with the Fund's investment objective. To the extent the manager determines there is a liquid institutional or other market for these securities, the Fund considers them to be liquid securities. An example of these securities are restricted securities that may be freely transferred among qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended ("144A Securities"), and for which a liquid institutional market has developed. The Fund may invest more than 5% of its net assets in 144A Securities.

In addition to the Fund's main investments, the Fund may, under normal conditions, invest up to 20% of its net assets in certain other types of debt obligations, as described below, or in cash. The Fund may invest in Unsecured Corporate Loans and Unsecured Corporate Debt Securities (including unsecured 144A Securities). This means that the Corporate Loans and Corporate Debt Securities are not backed by collateral. These loans and securities also may not be as senior in priority among creditors of the Borrower. Thus, if a Borrower Defaults on an Unsecured Corporate Loan or Unsecured Debt Security, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due. The manager will determine that the Borrowers in such transactions are creditworthy, under the same analysis that the manager uses for senior secured Corporate Loans and Corporate Debt Securities. Investments in Unsecured Corporate Loans and Unsecured Corporate Debt Securities will be made on the same basis as investments in Corporate Loans and Corporate Debt Securities as described herein, except with respect to collateral and seniority requirements.

The Fund also may invest in secured or unsecured short-term debt obligations. The Fund includes as short-term debt obligations, U.S. government securities, U.S. government agency securities (some of which may not be backed by the full faith and credit of the United States), bank money market instruments (such as CDs), corporate and commercial obligations (such as commercial paper, bankers' acceptances and medium-term notes) and repurchase agreements. These short-term debt obligations do not include corporate loan and corporate debt securities that the Fund would invest in to meet its investment objective.

None of these short-term debt obligations are required to be backed by collateral. Short-term debt obligations purchased by the Fund, however, will be (or counterparties associated therewith will be) investment grade. This means that they will be rated within the four highest rating categories assigned by an NRSRO, which is Baa, P-3 or higher by Moody's or BBB, A-3 or higher by S&P or, if unrated, determined to be of comparable quality by the manager.

Securities rated Baa, BBB, P-3 or A-3 are considered to have adequate capacity for payment of principal and interest, but are more susceptible to adverse economic conditions than higher rated securities and, in the case of securities rated BBB or Baa (or comparable unrated securities), have speculative characteristics. Such securities (other than senior secured Corporate Loans and Corporate Debt Securities), cash and cash equivalents will not exceed 20% of the Fund's net assets except
(i) during interim periods when investment of the net proceeds of public offerings of the Fund's securities is pending, (ii) pending reinvestment of proceeds of the sale of a security held by the Fund, and (iii) during temporary defensive periods when, in the opinion of the manager, suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant.
During temporary defensive periods, the manager may also invest the Fund's assets in shares of one or more money market funds managed by the manager or its affiliates, to the extent allowed by exemptions granted under the 1940 Act. In the circumstance of temporary defensive investments, the Fund may be unable to achieve its investment goals.
The Fund also may invest in fixed rate obligations of U.S. companies, foreign companies or U.S. subsidiaries of foreign companies. The manager will determine that the companies issuing these obligations are creditworthy. When the Fund invests in fixed rate obligations, it also may enter into an interest rate swap in order to limit the exposure of such obligations against fluctuations in interest rates.

FOREIGN BORROWERS. The Fund may invest in Corporate Loans and Corporate Debt Securities that are made to, or issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers. The Fund normally invests primarily in U.S. Borrowers, but may invest up to 65% of its assets in Foreign Borrowers in developed countries other than the U.S. The Fund may from time to time invest in Foreign Borrowers in emerging market countries, but currently does not intend to invest more than 35% of its assets in Foreign Borrowers in emerging market countries. The Fund considers a country to be an emerging market country if it is defined as a country with an emerging or developing economy by any one of the following: the International Bank for Reconstruction and Development (commonly known as the World Bank), the International Finance Corporation, or the United Nations or its agencies or authorities.

The manager will evaluate the creditworthiness of, and the Fund will invest in, Corporate Loans and Corporate Debt Securities of foreign Borrowers and U.S. subsidiaries of foreign Borrowers, by using the same analysis as it uses for U.S. Borrowers.
Primarily, such loans and securities are U.S. dollar-denominated, or the Fund uses a foreign currency swap for payments in U.S. dollars. U.S. dollar-denominated loans and securities are loans and securities for which the Fund pays in U.S. dollars and the Borrower pays principal, interest, dividends or distributions in U.S. dollars. The Fund may invest in a Corporate Loan or Corporate Debt Security that is not denominated in U.S. dollars if either (i) the Fund arranges for payments in U.S. dollars by entering into a foreign currency swap, or (ii), in the opinion of the manager, the risk of investing in such loans or securities without the use of a foreign currency swap is limited enough to warrant such an investment and it is in the best interests of the Fund to do so. For more information about foreign currency swaps, see the section in the SAI entitled "Foreign Currency Swaps."

Loans to, and securities issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers may involve risks not typically involved in domestic investments and loans to, and securities issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers in emerging market countries involve additional risks.

THE MANAGER'S CREDIT ANALYSIS. The manager generally will determine the value of the collateral backing a secured Corporate Loan or Corporate Debt Security by customary valuation techniques that it considers appropriate. Such valuation techniques may include reference to financial statements of the Borrower, independent appraisal, or obtaining the market value of such collateral (e.g., cash or securities) if it is readily ascertainable. The value assigned to the collateral by the manager may be higher than the value at which the Borrower values the collateral on the Borrower's books. The Agent Bank may rely on independent appraisals as to the value of specific collateral. The Agent Bank, however, may not obtain an independent appraisal in all cases. However, there are risks that the collateral may not be sufficient in the event that a Borrower or issuer Defaults in paying interest or principal.

Generally, when syndicated, the collateral for a secured Corporate Loan or Corporate Debt Security has a fair market value at least equal to 100% of the amount of such Corporate Loan or Corporate Debt Security. For purposes of investing in and remaining invested in Corporate Loans and Corporate Debt Securities, the manager generally will determine the value of the collateral by customary valuation techniques that it considers appropriate. However, the value of the collateral may decline following the Fund's investment. Also, collateral may be difficult to sell and there are other risks which may cause the collateral to be insufficient in the event of a Default. Consequently, the Fund might not receive payments to which it is entitled.

The collateral may consist of various types of assets or interests. It may include working capital assets, such as accounts receivable or inventory. Inventory is the goods a company has in stock, including finished goods, goods in the process of being manufactured and the supplies used in the process of manufacturing. Accounts receivable are the monies due to a company for merchandise or securities that it has sold, or for the services it has provided. The collateral also may include tangible fixed assets, such as real property, buildings and equipment or intangible assets, such as trademarks, copyrights and patent rights, or securities of subsidiaries or affiliates. Where the Borrower is a privately held company, the company's owners may provide additional security. They may do this by giving personal guarantees of performance or by agreeing to transfer other securities that they own to the Lenders in the event that the obligations are not repaid. In addition, the Fund may invest in Corporate Loans that are fully collateralized by assets of such shareholders or owners, rather than by assets of the Borrower.

The Fund will generally invest in a Corporate Loan or Corporate Debt Security only if the manager judges that the Borrower can meet the scheduled payments on the obligation. In addition, the manager will consider other factors it believes are appropriate to the analysis of the Borrower and the Corporate Loan or Corporate Debt Security. Such factors may include financial ratios of the Borrower, such as the Interest Coverage Ratio and Leverage Ratio. The manager also will consider the nature of the industry in which the Borrower is engaged, the nature of the
Borrower's assets and the general quality of the Borrower.   The
manager considers developing political, diplomatic, regulatory and operational impacts on the nature of the industry and economy in which the Borrower is engaged, especially in light of the rapid world developments after the terrorism actions in September 2001. Particularly, with respect to Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers, the manager considers the nature of the foreign countries, economies and markets in which the Foreign Borrower is located and operates, which includes the impact on the creditworthiness of the Borrower of political, diplomatic, legal, regulatory and operational aspects of, and developments in, such foreign countries, including the risks or impact of war, regional conflicts or terrorism. These factors are extremely difficult, if not impossible, to predict and, consequently, the manager may be unable to assess effectively any adverse impact on the creditworthiness of Borrowers arising from such factors.

When the manager selects Corporate Loans and Corporate Debt Securities for investment by the Fund, it primarily considers the creditworthiness of the Borrower. The manager will perform its own independent credit analysis of the Borrower, and of the collateral structure for the Corporate Loan or Corporate Debt Security. In making its analysis, the manager will utilize any offering materials and, in the case of Corporate Loans, information prepared and supplied by the Agent Bank, Lender or Participant from whom the Fund purchases its Participation Interest. After the Fund invests in a Corporate Loan and Corporate Debt Security, the manager will continue to evaluate the Corporate Loan or Corporate Debt Security on an ongoing basis.

NON-CONCENTRATION IN A SINGLE INDUSTRY.   The SEC takes the
position that a fund investing more than 25% of its total assets in a single industry or group of industries is "concentrating" its investments in that industry or group of industries. With the following exception, the Fund currently does not intend to invest more than 20% of its assets in the obligations of Borrowers in any single industry. The Fund will invest more than 25% (and may invest up to 100%) of its total assets in loans syndicated by firms in the commercial banking, thrift banking, insurance and finance industries. Following syndication these firms, or Agent Banks, may serve as administrators of these corporate loans issued by other companies. As a result of this concentration of its investments with these Agent Banks, the Fund is subject to certain risks associated with such institutions, both individually and as a group. The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities may from time to time reduce the Fund's ability to readily comply with this investment policy.

FEES. The Fund may receive and/or pay certain fees in connection with its lending activities. These fees are in addition to interest payments received and may include fees, such as, up-front fees, commitment fees, ticking fees, assignment fees and prepayment penalty fees. When the Fund buys a Corporate Loan or Corporate Debt Security, it may receive an up-front, commitment or ticking fee and when it sells a Corporate Loan or Corporate Debt Security the Fund may pay an assignment fee. In certain circumstances, the Fund may receive a prepayment penalty fee on the prepayment of a Corporate Loan or Corporate Debt Security by a Borrower.

CURRENCY CONVERSIONS. Loans to U.S. subsidiaries of Foreign Borrowers and to U.S. Borrowers with significant foreign-dollar-denominated revenues may provide for conversion of all or part of the loan from a U.S. dollar-denominated obligation into a foreign currency obligation at the option of the Borrower. The Fund may invest in Corporate Loans and Corporate Debt Securities which have been converted into foreign-denominated obligations only when provision is made for payments to the Lenders in U.S. dollars pursuant to foreign currency swap arrangements.

FOREIGN CURRENCY SWAPS. A foreign currency swap is an agreement between two parties to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them. For example, a currency swap may involve the exchange by the Fund with another party of the right to receive foreign currency (paid under a Corporate Loan or Corporate Debt Security) for the right to receive U.S. dollars. The Fund will enter into a foreign currency swap only if, at the time of entering into the transaction, the counterparty's outstanding debt obligations are investment grade. This means they are rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's, or determined by the manager to be of comparable quality. The amounts of U.S. dollar payments to be received by the Fund and the foreign currency payments to be received by the counterparty are fixed at the time the swap arrangement is entered into. This locks in the Fund's right to receive payments under a Corporate Loan or Corporate Debt Security in a predetermined amount of U.S. dollars. In this way, the swap protects the Fund from the fluctuations in exchange rates. For more information about foreign currency swaps, see the section in Part B entitled "Goals, Strategies and Risks - Foreign Currency Swaps."

DESCRIPTION OF CORPORATE LOAN PARTICIPATION INTERESTS AND ASSIGNMENTS. The Fund may invest in a Corporate Loan in one of three ways: (1) a direct investment in the Corporate Loan by the Fund serving as one of the Lenders; (2) Participation Interests; or (3) an Assignment. Participation Interests are interests issued by a Lender or other financial institution which represent a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests. Holders of Participation Interests are referred to as Participants; the Agent Bank and any Lenders and Participants interposed between the Fund and a Borrower at to a Participation Interest are referred to as Intermediate Participants. (For a general description of Lenders and Agent Banks, see "More About Corporate Loans and Corporate Debt Securities.") An Assignment represents a portion of a Corporate Loan. Unlike a Participation Interest, the Fund will generally become a "Lender" for the purposes of the terms of the Corporate Loan by purchasing an Assignment. It can be advantageous to the Fund to make a direct investment in, or invest in an Assignment of, a Corporate Loan, when first issued, as one of the Lenders. Such an investment is typically made at par or at a discount. This means that the Fund receives a return at the full interest rate for the Corporate Loan.

On the other hand, when the Fund invests in a Participation Interest or an Assignment, it may pay a fee or forego a portion of the interest payment. Consequently, the Fund's return on the investment may not be as great as it would have been if the Fund had made a direct investment in, or invest in an Assignment of, the underlying Corporate Loan when first issued. However, the Fund may be able to invest in Corporate Loans only through Participation Interests or Assignments at certain times when reduced direct investment opportunities in Corporate Loans may exist.

Opportunities for direct investments in Corporate Loans and to a lesser degree, of investments in Participation Interests or Assignments may, from time to time, be limited. The Fund may not be able to invest in Corporate Loans other than through Participation Interests or Assignments. Due to these possible limitations on supply, there is a risk that the Fund may not be able to invest in Corporate Loans or Corporate Debt Securities to meet the levels of 80% or more of its net assets, plus the amount of any borrowings for investment purposes, (with respect to floating rate securities and senior secured securities) or 65% or more of its net assets (with respect to a rating of B or higher by an NRSRO, or, if unrated, a comparable quality as determined by the manager).

The Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or
Assignments to investors such as the Fund while retaining the more desirable investments for their own inventory. This would reduce the availability of the more desirable investments.

The terms of the Participation Interests are privately negotiated between the Fund and the seller. Typically, the Fund will not have established any direct contractual relationship with the Borrower. The Fund will be required to rely on the Lender or the Participant that sold the Participation Interest for the enforcement of the Fund's rights against the Borrower. It also will have to rely on that party for the receipt and processing of payments due to the Fund under the Corporate Loans.
Consequently, the Fund is subject to the credit risk of both the Lender or Participant, in addition to the usual credit risk of the Borrower.

If the Fund purchases an Assignment from a Lender, the Fund will assume the role of the original Lender and will have direct contractual rights against the Borrower. An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.

In the event the Borrower fails to pay principal and interest when due, the Fund may have to assert rights against the Borrower through an Intermediate Participant. This may subject the Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the Borrower. Moreover, under the terms of a Participation Interest, the Fund may be regarded as a creditor of the Intermediate Participant rather than of the Borrower. This means that the Fund does not have any direct contractual rights against the Borrower. Consequently, the Fund is subject to the credit risk of the Lender or Participant who sold the Participation Interest to the Fund, in addition to the usual credit risk of the Borrower. Also, in the event of the insolvency of the Lender or Participant who sold the Participation Interest to the Fund, the Fund may not have any exclusive or senior claim with respect to the Lender's interest in the Corporate Loan, or in the collateral securing the Corporate Loan. The Fund, therefore, may not benefit directly from the collateral supporting the underlying Corporate Loan. There is a risk that the Intermediate Participant may become insolvent. Similar risks may arise with respect to the Agent Bank.

Therefore, when the Fund invests in Corporate Loans through the purchase of Participation Interests, the manager must consider the creditworthiness of the Agent Bank and any Intermediate Participants. At the time of investment, the Intermediate Participant's outstanding debt obligations must be investment grade. That is, they must be rated in the four highest rating categories assigned by an NRSRO, such as BBB, A-3 or higher by S&P or Baa, P-3 or higher by Moody's. If unrated, the manager must determine that the obligations are of comparable quality.

The Agent Bank is a Lender that administers the Corporate Loan. The Agent Bank typically is responsible for collecting principal, interest and fee payments from the Borrower. The Agent Bank then distributes these payments to all Lenders or Participants that are parties to the Corporate Loan. The Fund will not act as an Agent Bank. It generally will rely on the Agent Bank or an Intermediate Participant to collect its portion of the payments. The Fund will also rely on the Agent Bank to take appropriate actions against a Borrower that is not making payments as scheduled. Typically, the Agent Bank is given broad discretion in enforcing the terms of the Corporate Loan, and is required to use only the same care it would use in the management of its own property. The Borrower compensates the Agent Bank for these services. Such compensation may include special fees paid at the start of Corporate Loans and other fees paid on a continuing basis.

In the event that a Borrower becomes bankrupt or insolvent, the Borrower may attempt to assert certain legal defenses as a result of improper conduct by the Agent Bank or Intermediate Participant. The Fund will invest in Corporate Loans only if, at the time of investment, all outstanding debt obligations of the Agent Bank and Intermediate Participants are investment grade, i.e., rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's or determined to be of comparable quality in the manager's judgment.

There is a risk that an Agent Bank may have financial difficulty. An Agent Bank could even declare bankruptcy, or have a receiver, conservator, or similar official appointed for it by a regulatory authority. If this happens, assets held by the Agent Bank under the Corporate Loan should remain available to holders of Corporate Loans, including the Fund. However, a regulatory authority or court may determine that assets held by the Agent Bank for the benefit of the Fund are subject to the claims of the Agent Bank's general or secured creditors. The Fund might incur costs and delays in realizing payment on a Corporate Loan or might suffer a loss of principal or interest. Similar risks arise in situations involving Intermediate Participants, as described above.

Intermediate Participants may have an obligation to make future advances to the Borrower at the demand of the Borrower in connection with what are known as revolving credit facilities and may have certain other obligations pursuant to the terms of Corporate Loans. The Fund or custodian will segregate on the books of the Fund liquid assets that are earmarked to meet such future obligations. Because the Fund will segregate on its books liquid assets for such contingent obligations, the manager believes that such obligations do not constitute senior securities under the 1940 Act as interpreted by the SEC. The Fund will not invest in Corporate Loans that would require the Fund to make future advances that exceed in the aggregate for all such Corporate Loans 20% of the Fund's total assets. The Fund also will not invest in Corporate Loans that would cause the Fund to fail to meet the diversification requirements previously described.

For revolving credit facility corporate loans (Revolvers) and some types of delayed draw loans, Lenders, including the Fund, and Intermediate Participants may have an obligation to make future advances to the Borrower at the demand of the Borrower and may have certain other obligations pursuant to the terms of these types of Corporate Loans. Receivables purchase facilities may be structured as Revolvers that are secured by the Borrower's receivables.

Delayed Draw Term Loans are similar to Revolvers, except that once drawn upon by the Borrower during the commitment period, they remain permanently drawn and become term loans. They have characteristics of both Revolvers and term loans, in that, before they are drawn upon by the Borrower, they are similar to a revolver; however when they are drawn upon, they become fully and permanently drawn and are identical to term loans. The Borrower may draw upon these Delayed Draw Term Loans for the given commitment period for various purposes, including making acquisitions. The Borrower pays a fee during the commitment period (a ticking fee). Upon funding, when a loan is drawn upon, the loan becomes permanently funded and repaid amounts may not be reborrowed.

A Prefunded L/C Term Loan (Prefunded L/C Loan) is a facility created by the Borrower in conjunction with the Agent Bank as issuers of the loan, and the Prefunded L/C Loan is backed by letters of credit (each letter, an "L/C"). Each participant in a Prefunded L/C Loan (sometimes referred to as a funded letter of credit facility) fully funds its commitment amount to the Agent Bank for the facility. The funds are held and invested by the Agent Bank and held solely to satisfy a Prefunded L/C Loan Lender's obligation to the Agent Bank under the facility. The Agent Bank invests the funds paid by the Lenders as deposits that pay interest usually approximating a benchmark rate, such as LIBOR, which goes to the Borrower. Generally, the Borrower, via the Agent Bank, pays the Lenders an interest rate, equivalent to the fully drawn spread plus the benchmark rate, usually LIBOR. The funds will be returned to the Fund as a Lender upon termination of the Prefunded L/C Loan (and upon satisfaction of all obligations). Under the terms of the Prefunded L/C Loan agreement, a Lender, such as the Fund, may sell and assign all or a portion of its interest in the loan to another Lender so long as the other Lender is eligible and agrees to the terms and conditions of the Prefunded L/C Loan agreement.

Whenever the Borrower needs funds, it draws against the Prefunded L/C Loan and the Agent Bank makes payment to the Borrower by withdrawing some of the amount invested as deposits. Consequently, the Lenders do not have to advance any additional funds at the time the Borrower draws against the Prefunded L/C Loan facility. The Prefunded L/C Loan can be structured from the standpoint of the Borrower as either (i) a revolving credit facility, where the Borrower can reborrow, during the term of the loan, moneys it has paid back to the facility during the term of the loan, or (ii) a delayed draw term loan where the Borrower may not reborrow, during the term of the loan, moneys it has paid back to the facility during the term of the loan.

RISKS RELATED TO PRINCIPAL INVESTMENT STRATEGIES

CREDIT RISK. Corporate Loans and Corporate Debt Securities may constitute substantially all of the Fund's investments.
Corporate Loans and Corporate Debt Securities are primarily dependent upon the creditworthiness of the Borrower for payment of interest and principal. The Fund is subject to the risk that the scheduled interest or principal payments on Corporate Loans, Corporate Debt Securities and other debt obligations in its portfolio will not be paid. If the Borrower fails to pay scheduled interest or principal on a Corporate Loan or Corporate Debt Security and other debt obligations, the income of the Fund or the value of its investments may be adversely affected. A decline in the Net Asset Value could result from a Borrower Defaulting on a Corporate Loan or Corporate Debt Security and
from changes in the creditworthiness of a Borrower.   In turn,
this may reduce the amount of dividends on the Fund's shares. In the case of Participation Interests in Corporate Loans, a decline in the Net Asset Value also may result from changes in the creditworthiness of Intermediate Participants interposed between the Fund and the Borrowers. The Fund's receipt of principal and interest payments on a Corporate Loan or a Corporate Debt Security also depends upon the creditworthiness of any Intermediate Participant. To reduce credit risk, the manager actively manages the Fund as described above.

Corporate Loans and Corporate Debt Securities made in connection with highly leveraged transactions are subject to greater credit risks than other Corporate Loans and Corporate Debt Securities in which the Fund may invest. These credit risks include an increased possibility that the Borrower may Default on the Corporate Loan or Corporate Debt Security, or may go into bankruptcy. The Fund may have more difficulty selling highly leveraged Corporate Loans and Corporate Debt Securities than other Corporate Loans and Corporate Debt Securities when they are less liquid. The value of such Corporate Loans and Corporate Debt Securities can be more volatile in response to interest rate fluctuations. Certain Corporate Loans and Corporate Debt Securities in which the Fund invests may not be rated by any NRSRO. Corporate Loans and Corporate Debt Securities in which the Fund invests will generally hold the most senior position in the capitalization structure of the Borrowers.

The Fund may own Corporate Loans and Corporate Debt Securities of a Borrower who files for protection under Chapter 11 of the U.S. Bankruptcy Code. The Fund also may purchase Corporate Loans and Corporate Debt Securities that are issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy
Code. The Fund may purchase Corporate Loans and Corporate Debt Securities that are in default as to the payment of interest or principal or both and with respect to which no interest or principal may be paid for a period of time. In almost all instances, the Fund will purchase these obligations only if they hold a senior position in the Borrower's capitalization structure prior to bankruptcy and, in the case of obligations that are not then currently paying interest or principal or both, the manager has determined that such obligations will either begin paying interest or principal or both soon enough to, or may be disposed of at a value that will, meet the investment goals and strategies of the Fund. Also, the manager will determine that such obligations are a suitable investment by the Fund. However, many Borrowers will have non-investment grade subordinated debt. During periods of deteriorating economic conditions, a Borrower may have difficulty making its payments under such bonds and other subordinated debt obligations. These difficulties may damage the Borrower's credit rating or its ability to obtain financing for short-term cash flow needs. This may force the Borrower into bankruptcy or other forms of credit restructuring.

Generally, during syndication, the collateral for a secured Corporate Loan or Corporate Debt Security has a fair market value at least equal to 100% of the Corporate Loan or Corporate Debt Security. However, the value of the collateral may decline after the Fund invests in the Corporate Loan or Corporate Debt Security. In addition, collateral securing the loan may be found invalid or may be used to pay other outstanding obligations of the Borrower, under applicable law. If this happens, there is a risk that the value of the collateral may not be sufficient to cover the amount owed to the Fund.

In the event that a Borrower Defaults, the Fund's access to the collateral may be limited by bankruptcy and other insolvency laws. There is also the risk that the collateral may be difficult to liquidate. In fact, a majority of the collateral may be illiquid. As a result, the Fund might not receive payments to which it is entitled.

The Fund may invest up to 100% of its portfolio in senior secured Corporate Loans or Corporate Debt Securities that may be high yield, high risk, debt securities that are rated less than investment grade (I.E., less than BBB). These entail Default and other risks greater than those associated with higher-rated securities. Generally, the lower the rating category, the more
risky is the investment.   Unsecured debt securities rated lower
than BBB by S&P or lower than Baa by Moody's are considered to be high yield, high risk investments, commonly known as "junk bonds." However, the senior secured Corporate Loans and Corporate Debt Securities in which the Fund primarily invests are not junk bonds. They have features that junk bonds generally do not have. These Corporate Loans and Corporate Debt Securities are senior obligations of the Borrower and are secured by collateral. They generally are subject to certain restrictive covenants in favor of the Lenders or securityholders that invest in the Corporate Loans or Corporate Debt Securities.

LIMITATIONS ON AVAILABILITY OF CORPORATE LOANS, PARTICIPATION INTERESTS, ASSIGNMENTS AND CORPORATE DEBT SECURITIES. Direct investments in Corporate Loans and, to a lesser degree, investments in Participation Interests or Assignments may from time to time be available to only a limited extent.
Consequently, there is a risk that the Fund may not be able to invest 80% or more of its net assets, plus the amount of any borrowings for investment purposes, in floating rate Corporate Loans and Corporate Debt Securities or in senior secured
Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities, as described above. Limitations on the availability of these investments may be due to a number of factors. There may be more willing purchasers of direct
Corporate Loans compared to the available loans. Direct Lenders also may allocate only a small number of Corporate Loans to investors, such as the Fund. The Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or Assignments to investors such as the Fund while retaining the more attractive investments for themselves. These factors may reduce the availability of the more desirable investments. As the market for these investments has developed, the availability of these investments has increased. Also, as the Fund grows in size, making it possible to purchase larger blocks of these investments readily, the Fund's bargaining position for the more desirable investments will improve and there will be less risk that the Fund will be unable to invest in desirable investments.

There is a risk that the assets of the Fund may not be promptly and effectively invested during periods when the Fund is experiencing a large inflow of assets. This means that to the extent that Fund is not investing its assets primarily in Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities due to the foregoing risks, the Fund may be unable to achieve its investment goal. The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities also may from time to time reduce the Fund's ability to readily comply with the Fund's investment policy regarding non-concentration in a single industry.

COLLATERAL IMPAIRMENT. Corporate Loans and Corporate Debt Securities (excluding Unsecured Corporate Loans and Unsecured Corporate Debt Securities) will be secured unless (i) the Fund's security interest in the collateral is invalidated for any reason by a court, or (ii) the collateral is fully released with the consent of the Agent Bank and Lenders or under the terms of a loan agreement as the creditworthiness of the Borrower improves.

There are risks that may cause the collateral to be insufficient in the event that a Borrower Defaults on a Corporate Loan or Corporate Debt Security. In most credit agreements there is no formal requirement to pledge additional collateral if the value of the collateral declines subsequent to the Fund's investment in the Corporate Loan or Corporate Debt Security. To the extent that collateral consists of the stock of the Borrower's subsidiaries or other affiliates, the Fund will be subject to the risk that this stock will decline in value. Such a decline, whether as a result of bankruptcy proceedings or otherwise, could cause the Corporate Loan or Corporate Debt Security to be under collateralized or unsecured. The collateral may be held directly or be subject to a first or second lien granted to the Agent Bank for the benefit of the Lenders. Collateral subject to a second lien is riskier to Lenders, such as the Fund, than a first lien since a first lien holder has a superior claim to payment in case of a default by the Borrower.

There is the risk that the collateral may be difficult to liquidate. Intangible assets, such as trademarks, copyrights and patent rights and the first or second liens on the collateral may make the collateral illiquid and it may be difficult for the Fund to realize the full value of such collateral on a timely basis. In fact, a majority of the collateral may be illiquid. Consequently, the Fund might not receive payments to which it is entitled. This may result in a decline in the value of the investment and, in turn, a decline in the Net Asset Value of the Fund's shares.

There may be temporary periods when the principal asset held by a Borrower is the stock of a related company, which may not legally be pledged to secure a Corporate Loan or Corporate Debt
Security. On occasions when such stock cannot be pledged, the Corporate Loan or Corporate Debt Security will be temporarily unsecured until the stock can be pledged or is exchanged for or replaced by other assets, which will be pledged as security for the Corporate Loan or Corporate Debt Security. However, the Borrower's ability to dispose of such securities, other than in connection with a pledge or replacement, will be strictly limited for the protection of the holders of Corporate Loans or Corporate Debt Securities.

If a Borrower becomes involved in bankruptcy proceedings, the Fund's access to the collateral may be limited by bankruptcy and other laws. A court may find that the Fund's interest in the collateral is invalid or it may find that other creditors of the Borrower should be paid before the Fund. Such action by a court could be based on a number of legal theories. For example, faulty loan documentation or faulty official filings could lead to an invalidation by a court. This risk is increased when a Corporate Loan or Corporate Debt Security is made in connection with a highly leveraged transaction. In the event that a court decides that the Fund's access to the collateral is limited or void, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due to it.

ILLIQUID SECURITIES. The Fund may not invest more than 15% of its net assets in securities that are illiquid. Illiquid securities for purposes of this limitation are securities that may not be converted to cash for a period of seven days, generally because they are not readily marketable or are subject to restrictions on resale. Some of the Corporate Loans and Corporate Debt Securities in which the Fund invests are, at present, not readily marketable and may be subject to significant restrictions on resale. They may not have the liquidity of conventional investment grade debt securities and may be considered illiquid. In the event that the Fund voluntarily or involuntarily liquidates these assets, it may not get the full value of the assets. The Fund may have difficulty disposing of illiquid portfolio securities. As the market for Corporate Loans and Corporate Debt Securities matures, the manager expects that liquidity will continue to improve.

The sale of restricted or illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of securities eligible for trading on national securities exchanges or in the OTC markets. Restricted securities often sell at a price lower than similar securities that are not subject to restrictions on resale.

144A SECURITIES. Due to changing market or other factors, 144A Securities may be subject to a greater possibility of becoming illiquid than securities that have been registered with the SEC for sale. In addition, the Fund's purchase of 144A Securities may increase the level of the Fund's illiquidity, as some institutional buyers may become uninterested in purchasing such securities after the Fund has purchased them.

RISKS FROM FLUCTUATIONS IN GENERAL INTEREST RATES. Changes in interest rates in the national and international markets generally affect the market value of fixed-income securities and debt obligations. In turn, the Net Asset Value of the shares of an investment company which invests primarily in fixed-income securities fluctuates. When interest rates rise, the value of a fixed-income portfolio can be expected to fall. However, the manager expects the Fund's Net Asset Value to be relatively stable during normal market conditions, because the Fund's investments will consist primarily of: (i) Corporate Loans and Corporate Debt Securities with Floating Interest Rates; (ii) fixed rate Corporate Loans and Corporate Debt Securities hedged by interest rate swap transactions; and (iii) short-term instruments. Because the Fund will invest primarily in these instruments, the manager expects the Net Asset Value of the Fund to fluctuate less as a result of interest rate changes than would a portfolio comprised mostly of medium or long-term fixed-rate obligations.

Since some Floating Interest Rates reset only periodically, there are periods during which the interest rate does not change. During such periods, prevailing interest rates and the interest rates on some obligations with Floating Interest Rates held by the Fund (including the interest rates on nominal amounts in the Fund's interest rate swap transactions) will not move precisely in the same direction or amount. In other words, there will be an imperfect correlation between these rates. These imperfect correlations may cause the Fund's Net Asset Value to fluctuate.
A sudden and extreme increase in prevailing interest rates may cause a decline in the Fund's Net Asset Value. Conversely, a sudden and extreme decline in interest rates could result in an increase in the Fund's Net Asset Value.

EFFECTS OF BORROWING AND LEVERAGE. The Fund is authorized to borrow money and has arranged a credit facility with a bank, which permits it to borrow funds to meet unfunded commitments in connection with investments or to make redemptions. However, the Fund will only borrow money under this facility for temporary, extraordinary or emergency purposes. Under the 1940 Act, the Fund is required with respect to all borrowings to maintain minimum asset coverage of at least 300% immediately following any such borrowing and on an ongoing basis. The Fund has adopted non-fundamental investment policies that the Fund's borrowings may not exceed 25% of its Net Asset Value.

There is a risk that the costs of borrowing may exceed the income and appreciation, if any, on assets acquired with the borrowed funds. If this occurs, the use of leverage will reduce the investment performance of the Fund compared with what it would have been without leverage. The costs associated with such borrowings include interest payments, fees and dividends. The Fund also may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements will increase the cost of borrowing over the stated interest rate. When the Fund borrows money, the lender will have the right to receive scheduled interest and principal payments. The lender's right to such payments will be senior to those of the holders of the Fund's shares. The terms of any such borrowings may limit certain activities of the Fund, including the payment of dividends to holders of the Fund's shares.

Furthermore, the lenders may be granted certain voting rights if the Fund Defaults in the payment of interest or repayment of principal. Subject to its ability to liquidate its relatively Illiquid portfolio securities, the Fund intends to repay the borrowings in the event that the borrowings would impair the Fund's status as a regulated investment company under the Code. Interest payments and fees paid by the Fund on any borrowings will reduce the amount of income it has available to pay as dividends to the Fund's shareholders.

Leverage creates certain risks for holders of the Fund's shares. Leveraging by the Fund creates an opportunity for greater total return but, at the same time, increases exposure to losses. The Net Asset Value of the Fund's shares may be more volatile than if the Fund were not leveraged. These risks may be reduced through the use of borrowings that have Floating Interest Rates.

The Fund's willingness to borrow money for investment purposes, and the amount it will borrow, will depend on many factors. The most important factors are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy depends on the manager's ability to predict correctly interest rates and market movements. There is no assurance that a leveraging strategy will be successful during any period in which it is employed.

HIGHLY LEVERAGED TRANSACTIONS. The Corporate Loans and Corporate Debt Securities in which the Fund invests primarily consist of transactions such as refinancings, recapitalizations, mergers and acquisitions, and other financings for general corporate purposes. This means that a Borrower has undertaken the obligations in order to finance the growth of the Borrower's business through product development or marketing, or to finance changes in the way the Borrower utilizes its assets and invested or borrowed financial resources. Corporate Loans and Corporate Debt Securities also may include senior obligations of a Borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code, provided that such senior obligations are determined by the manager upon its credit analysis to be a suitable investment by the Fund.

A predominant portion of such Corporate Loans and Corporate Debt Securities (which may be as much as 100% of the Fund's total assets) may be issued in leveraged or highly leveraged transactions. This means that the Borrower is assuming large amounts of debt in order to have large amounts of financial resources to attempt to achieve its business objectives. Such business objectives may include: management's taking over control of a company (leveraged buyout); reorganizing the assets and liabilities of a company (leveraged recapitalization); or acquiring another company. Such Corporate Loans and Corporate Debt Securities present special risks.

Such Corporate Loans may be structured to include both term loans, which are generally fully funded at the time of the Fund's investment, and revolving credit facilities, which would require the Fund to make additional investments in the Corporate Loans as required under the terms of the credit facility at the Borrower's demand. Such Corporate Loans also may include receivables purchase facilities, which are similar to revolving credit facilities secured by a Borrower's receivables.

The Fund or its custodian will segregate on the books of the Fund an amount of equivalent value to meet such future obligations. This amount will be in the form of cash or other liquid assets. Because the Fund will maintain a sufficient amount by segregating such assets on the books for such contingent obligations, the manager believes that such obligations do not constitute senior securities under the 1940 Act as interpreted by the SEC. The Fund will not invest in Corporate Loans that would require the Fund to make future advances that exceed in the aggregate for all such Corporate Loans 20% of the Fund's total assets. The Fund also will not invest in Corporate Loans that would cause the Fund to fail to meet the diversification requirements previously described.

FOREIGN EXPOSURE.  The Fund may invest in Corporate Loans and
Corporate Debt Securities which are made to, or issued by, Foreign Borrowers, U.S. subsidiaries of Foreign Borrowers and
U.S. entities with substantial foreign operations.

Investing in foreign securities typically involves more risks than investing in U.S. securities. Certain of these risks also may apply to securities of U.S. companies with significant foreign operations. These risks can increase the potential for losses in the Fund and affect its share price.

CURRENCY EXCHANGE RATES. Foreign securities may be issued and traded in foreign currencies. As a result, their values may be affected by changes in exchange rates between foreign currencies and the U.S. dollar, as well as between currencies of countries other than the U.S. For example, if the value of the U.S. dollar goes up compared to a foreign currency, an investment traded in that foreign currency will go down in value because it will be worth fewer U.S. dollars.

POLITICAL AND ECONOMIC DEVELOPMENTS. The political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S. Investments in these countries may be subject to the risks of internal and external conflicts, currency devaluations, foreign ownership limitations and tax increases. It is possible that a government may take over the assets or operations of a company or impose restrictions on the exchange or export of currency or other assets. Some countries also may have different legal systems that may make it difficult for the Fund to exercise investor rights and pursue legal remedies with respect to its foreign investments. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund's investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund's investments.

TRADING PRACTICES. Brokerage commissions and other fees generally are higher for foreign securities. Government supervision and regulation of foreign stock exchanges, currency markets, trading systems and brokers may be less than in the U.S. The procedures and rules governing foreign transactions and custody (holding of the Fund's assets) also may involve delays in payment, delivery or recovery of money or investments.

AVAILABILITY OF INFORMATION. Foreign companies may not be subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. companies. Thus, there may be less information publicly available about foreign companies than about most U.S. companies.

LIMITED MARKETS. Certain foreign securities may be less liquid
(harder to sell) and more volatile than many U.S. securities.
This means the Fund may at times be unable to sell foreign securities at favorable prices.

EMERGING MARKETS. The risks of foreign investments typically are greater in less developed countries, sometimes referred to as emerging markets. For example, political and economic structures in these countries may be less established and may change rapidly. These countries also are more likely to experience high levels of inflation, deflation or currency devaluation, which can harm their economies and securities markets and increase volatility. In fact, short-term volatility in the equity securities markets with declines of 50% or more are not uncommon. These factors also lead to increased volatility in the market value of Corporate Loans and Corporate Debt Securities and other types of debt obligations. Restrictions on currency trading that may be imposed by emerging market countries will have an adverse effect on the value of the securities of companies that trade or operate in such countries.

COMMITMENTS OF THE FUND TO MAKE ADDITIONAL PAYMENTS TO
BORROWERS. Corporate Loans may be structured to include both term loans and revolving credit facilities. Unlike term loans, revolving credit facilities would require the Fund to loan additional amounts at the demand of the Borrower. Where the Fund purchases a Participation Interest, the Intermediate Participant may have the obligation to make such future advances to the Borrower. The Fund currently intends to limit investments in such Corporate Loans or Participation Interests to amounts that would not require commitments for future advances to exceed 20% of the Fund's total assets. In the event of such a Default or prepayment, the Fund will designate, on a daily basis, as segregated on its books, liquid assets (not otherwise encumbered) equal in current market value to the amount of compensation that must be paid to the counterparty.

FINANCIAL INSTITUTIONS. As discussed above, the Fund will invest more than 25% of its total assets in the securities of the following issuers as a group: commercial banks, thrift institutions, insurance companies and finance companies. As a result, the Fund is subject to certain risks associated with these institutions, both individually and as a group.

Banking and thrift institutions are subject to extensive governmental regulations. These regulations may limit both the amounts and types of loans and other financial commitments which the institutions may make and the interest rates and fees which the institutions may charge. The profitability of these institutions largely depends upon the availability and cost of capital funds. Their profits have recently fluctuated significantly as a result of volatile interest rate levels. In addition, general economic conditions influence the operations of these institutions. Financial institutions are exposed to credit losses which result when borrowers suffer financial difficulties.

Insurance companies are also affected by economic and financial conditions and are subject to extensive government regulation, including rate regulation. Property and casualty companies may be exposed to material risks, including reserve inadequacy, latent health exposure and inability to collect from their reinsurance carriers.

These industries are currently undergoing rapid change as existing distinctions between different businesses become blurred. Recent business combinations have included insurance, finance and securities brokerage under single ownership.

PORTFOLIO MANAGEMENT AND OTHER CONSIDERATIONS. In the event that short-term interest rates increase or other market conditions change, the Fund's leverage could adversely affect holders of the Fund's shares, as noted above. If such changes occur or are anticipated, the Fund may attempt to shorten the average maturity of its investment portfolio. This would tend to decrease the negative impact of leverage on holders of the Fund's shares. To do this, the Fund would purchase securities with generally shorter maturities.

MORE INFORMATION ON INVESTMENT POLICIES, PRACTICES AND RISKS

DESCRIPTION OF FLOATING INTEREST RATES. The rate of interest payable on Corporate Loans or Corporate Debt Securities with Floating Interest Rates is established as the sum of a base lending rate plus a specified margin. These base lending rates generally are LIBOR, the Prime Rate of a designated U.S. bank, the CD Rate, or another base lending rate used by lenders loaning money to companies, so-called commercial lenders. The interest rate on Prime Rate-based Corporate Loans and Corporate Debt Securities floats daily as the Prime Rate changes, while the interest rate on LIBOR-based and CD-based Corporate Loans and Corporate Debt Securities is reset periodically, typically at regular intervals ranging between 30 days and one year.

Certain of the Floating Interest Rate Corporate Loans and Corporate Debt Securities in which the Fund will invest may permit the Borrower to select an interest rate reset period of up to one year. A portion of the Fund's investments may consist of Corporate Loans with interest rates that are fixed for the term of the loan. Investment in Corporate Loans and Corporate Debt Securities with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's Net Asset Value as a result of changes in interest rates. The Fund may attempt to limit the exposure of its fixed rate Corporate Loans and Corporate Debt Securities against fluctuations in interest rates by entering into interest rate or other derivative transactions. Fixed rate corporate loans and corporate debt securities that are converted from fixed rate investments to floating rate investments through interest rate swaps or other derivative transactions will be considered to be "floating interest rate corporate loans and corporate debt securities" for purposes of the Fund's policy of normally investing at least 80% of its net assets in floating interest rate corporate loans and corporate debt securities made to or issued by, borrowers that are U.S. companies, foreign entities and U.S. subsidiaries of foreign entities. The Fund also will attempt to maintain a portfolio of Corporate Loans and Corporate Debt Securities that will have a dollar weighted average period to the next interest rate adjustment of no more than 120 days.

Borrowers have increasingly selected the LIBOR-based pricing option, resulting in a yield on Corporate Loans and Corporate Debt Securities that is consistently lower than the yield available from the Prime Rate-based pricing option. This trend may significantly limit the ability of the Fund to achieve a net return to shareholders that consistently approximates the average published Prime Rate of leading U.S. banks. For more information about this trend, see the section in Part B entitled "Goals, Strategies and Risks - Description of Floating or Variable Interest Rates."

MATURITIES. The Fund has no restrictions on portfolio maturity. The Fund anticipates that a majority of the Corporate Loans and Corporate Debt Securities in which it will invest will have stated maturities ranging from three to ten years. This means that the Borrower is required to fully repay the obligation within that time period. The Fund also anticipates that the Corporate Loans and Corporate Debt Securities will have an average expected life of three to five years.

The expected average life of the Corporate Loans and Corporate Debt Securities is less than their stated maturity because it is anticipated that some Borrowers will pay off their obligations early. Corporate Loans usually will require the Borrower to prepay the Corporate Loan if the Borrower has excess cash flow. Also, Corporate Loans usually permit the Borrower to prepay at its election. The degree to which Borrowers prepay Corporate Loans and Corporate Debt Securities, whether as a contractual requirement or at their election, cannot be predicted with accuracy. General business conditions, the financial condition of the Borrower and competitive conditions among Lenders are all factors that affect prepayments. Such prepayments may require the Fund to replace a Corporate Loan, Corporate Debt Security or other investment with a lower yielding security. This may adversely affect the Net Asset Value of the Fund's shares.

CERTAIN INVESTMENT PRACTICES. The Fund may use various investment practices that involve special consideration, including lending its portfolio securities, entering into when-issued and delayed delivery transaction and entering into repurchase agreements. In addition, the Fund has the authority to engage in interest rate swaps and other hedging and risk management transactions.

TEMPORARY INVESTMENTS. When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, the securities in which the Fund normally invests, or the economy. Temporary defensive investments generally may include short-term U.S. government securities, commercial paper, bank obligations, repurchase agreements and other money market instruments. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goals.

PORTFOLIO TURNOVER. The Fund's annual portfolio turnover rate is not expected to exceed 100%. In times of lower interest rates, refinancing activity may lead to greater turnover as loans are restructured. The turnover rate may vary greatly from year to year and will not be a limiting factor when the manager deems portfolio changes appropriate.

More detailed information about the Fund, its policies and risks can be found in Part B.

A description of the Fund's policies and procedures regarding the release of portfolio holdings information is also available in Part B.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.


ITEM 5.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

   (A)  MANAGEMENT

      (1)  INVESTMENT ADVISER


Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San
Mateo, CA 94403-1906, is the Fund's investment manager. As of April 30, 2007, Advisers and its affiliates manage $601 billion in assets.


The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended July 31, 2006, management fees, before any advance waiver, were 0.80% of the Fund's average net assets. Under an agreement by the manager to limit its fees, the Fund paid 0.58% of its average net assets to the manager for its services. The manager may end this arrangement at any time upon notice to the Fund's Board.


A discussion regarding the basis for the Board approving the investment advisory contract of the Fund is available in the Fund's annual report to shareholders for the fiscal year ended
July 31.


      (2)  PORTFOLIO MANAGER

The Fund is managed by a team of dedicated professionals focused on investments in senior secured Corporate Loans and Corporate
Debt Securities.   The portfolio managers of the team are as
follows:

RICHARD S. HSU CFA, VICE PRESIDENT OF ADVISERS

Mr. Hsu has been a manager of the Fund since 2000. He has primary responsibility for the investments of the Fund. He has final authority over all aspects of the fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated management requirements. The degree to which he may perform these functions, and the nature of these functions, may change from time to time. He joined Franklin Templeton Investments in 1996.

MADELINE LAM, Vice President of Advisers

Ms. Lam has been a manager of the Fund since 2004, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. She joined Franklin
Templeton Investments in 1998.

Part B provides additional information about the portfolio managers' compensation, other accounts that they manage and their ownership of Fund shares.

      (3)  LEGAL PROCEEDINGS


On August 2, 2004, Franklin Resources, Inc. announced that Advisers (investment manager to many of the funds within Franklin Templeton Investments, and an affiliate of the investment manager to the other funds) reached a settlement with the Securities and Exchange Commission (SEC) that resolved the issues resulting from the SEC's investigation of market timing activity in the Franklin Templeton Investments funds. Under the terms of the settlement and the SEC's administrative order, pursuant to which Advisers neither admitted nor denied any of the findings contained therein, Advisers agreed, among other matters, to pay $50 million, of which $20 million is a civil penalty, to be distributed to shareholders of certain funds in accordance with a plan to be developed by an independent distribution consultant. Such a distribution plan has been prepared and submitted to the SEC for approval. After publication of notice of the plan and a 30-day comment period, the proposed plan of distribution will be submitted to the SEC for approval. Following the SEC's approval of the plan of distribution, with modifications as appropriate, distribution of the settlement monies will begin in accordance with the terms and conditions of that settlement and the plan.


Franklin Resources, Inc., certain of its subsidiaries and certain funds, current and former officers, employees, and directors have been named in multiple lawsuits in different courts alleging violations of various federal securities and state laws and seeking, among other relief, monetary damages, restitution, removal of fund trustees, directors, investment managers, administrators, and distributors, rescission of management contracts and 12b-1 plans, and/or attorneys' fees and costs. Specifically, the lawsuits claim breach of duty with respect to alleged arrangements to permit market timing and/or late trading activity, or breach of duty with respect to the valuation of the portfolio securities of certain Templeton funds managed by Franklin Resources, Inc. subsidiaries, allegedly resulting in market timing activity. The majority of these lawsuits duplicate, in whole or in part, the allegations asserted in the SEC's findings as described above. The lawsuits are styled as class actions, or derivative actions on behalf of either the named funds or Franklin Resources, Inc.

To date, more than 400 similar lawsuits against at least 19 different mutual fund companies, among other defendants, have been filed in federal district courts throughout the country. Because these cases involve common questions of fact, the Judicial Panel on Multidistrict Litigation (the Judicial Panel) ordered the creation of a multidistrict litigation in the United States District Court for the District of Maryland, entitled "In re Mutual Funds Investment Litigation" (the MDL). The Judicial Panel then transferred similar cases from different districts to the MDL for coordinated or consolidated pretrial proceedings.

On December 13, 2004, Franklin Templeton Distributors, Inc. (Distributors) (the principal underwriter of shares of the Franklin Templeton mutual funds) and Advisers reached an agreement with the SEC, resolving the issues resulting from the SEC's investigation concerning marketing support payments to securities dealers who sell fund shares. In connection with that agreement, in which Advisers and Distributors neither admitted nor denied any of the findings contained therein, they agreed to pay the funds a penalty of $20 million and disgorgement of $1 (one dollar), in accordance with a plan to be developed by an independent distribution consultant to be paid for by Advisers and Distributors. The SEC approved the independent distribution consultant's proposed plan of distribution arising from this SEC order, and disbursement of the settlement monies to the designated funds under this plan was completed in September 2006, in accordance with the terms and conditions of the SEC's order and the plan.

Franklin Resources, Inc., certain of its subsidiaries and certain funds, current and former officers, employees, and directors, have also been named in multiple lawsuits alleging violations of various securities laws and pendent state law claims relating to the disclosure of marketing support payments and/or payment of allegedly excessive commissions and/or advisory or distribution fees, and seeking, among other relief, monetary damages, restitution, rescission of advisory contracts, including recovery of all fees paid pursuant to those contracts, an accounting of all monies paid to the named investment managers, declaratory relief, injunctive relief, and/or attorneys' fees and costs. These lawsuits are styled as class actions or derivative actions brought on behalf of certain funds.

Franklin Resources, Inc. previously disclosed these issues as matters under investigation by government authorities and the subject of an internal company inquiry as well as private lawsuits in its regulatory filings and on its public website.
Any further updates on these matters will be disclosed on Franklin Resources, Inc.'s website at franklintempleton.com under "Statement on Current Industry Issues."

   (B)  CAPITAL STOCK

The Fund's shares have not been registered under the Securities Act of 1933. See Item 6. There are no other unique or unusual restrictions on the right freely to retain or dispose of the Funds' shares or material obligations or potential liabilities associated with holding the Funds' shares (not including investment risks) that may expose investors to significant risks.

ITEM 6.  SHAREHOLDER INFORMATION

   (A)  PRICING OF FUND SHARES

The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The offering price of the Fund's shares is based on the Fund's net asset value
(NAV). The Fund calculates the NAV per share each business day at the close of trading on the New York Stock Exchange (normally 1:00 p.m. Pacific time). The Fund does not calculate the NAV on days the NYSE is closed for trading, which include New Year's Day, Martin Luther King Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form. The Fund's NAV per share is calculated by dividing its net assets by the number of its shares outstanding. Expenses of the Fund, including fees payable to the manager, are accrued daily.

When determining its NAV, the Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date. The Fund generally utilizes two independent pricing services to assist in determining a current market value for each security. If market quotations are readily available for portfolio securities listed on a securities exchange or on the Nasdaq National Market System, the Fund values those securities at the last quoted sale price or the official closing price of the day, respectively, or, if there is no reported sale, within the range of the most recent quoted bid and ask prices. The Fund values over-the-counter portfolio securities within the range of the most recent bid and ask prices. If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the NYSE. The value of these securities used in computing the NAV is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the NAV. The Fund relies on third party pricing vendors to monitor for events materially affecting the value of these securities during this period. If an event occurs, the third party pricing vendors will provide revised values to the Fund.

FAIR VALUATION - INDIVIDUAL SECURITIES

Since the Fund may invest in securities that are restricted, unlisted, traded infrequently, thinly traded, or relatively illiquid, there is the possibility of a differential between the last available market prices for one or more of those securities and the latest indications of market values for those securities. The Fund has procedures, approved by the Board, to determine the fair value of individual securities and other assets for which market prices are not readily available (such as certain restricted or unlisted securities and private placements) or which may not be reliably priced (such as in the case of trade suspensions or halts, price movement limits set by certain foreign markets, and thinly traded or illiquid securities). Some methods for valuing these securities may include: fundamental analysis (earnings multiple, etc.), matrix pricing, discounts from market prices of similar securities, or discounts applied due to the nature and duration of restrictions on the disposition of the securities. The Board oversees the application of fair value pricing procedures.

The application of fair value pricing procedures represents a good faith determination based upon specifically applied procedures. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were able to sell the security at approximately the time at which the Fund determines its NAV per share.

SECURITY VALUATION - CORPORATE DEBT SECURITIES

Corporate debt securities generally trade in the over-the-counter market rather than on a securities exchange. The Fund may value these portfolio securities by utilizing quotations from bond dealers, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security. The Fund's pricing services may utilize independent quotations from bond dealers and bond market activity to determine current value.

SECURITY VALUATION - SENIOR SECURED CORPORATE LOANS

Senior secured corporate loans with floating or variable interest rates generally trade in the over-the-counter market rather than on a securities exchange. The Fund may value these portfolio securities by utilizing quotations from loan dealers and other financial institutions, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security. These pricing services use independent market quotations from loan dealers or financial institutions and may incorporate valuation methodologies that incorporate multiple bond characteristics. These characteristics may include dealer quotes, issuer type, coupon, maturity, weighted average maturity, interest rate spreads and yield curves, cash flow and credit risk/quality analysis.


   (B)  PURCHASE OF FUND SHARES

The Fund engages in a continuous offering of its shares at a price equal to the NAV next determined after a purchase order is received in proper form. No sales charge is imposed on the Fund's shares. Consequently, sales commissions do not reduce the proceeds of the offering available to the Fund for investment. The Fund may suspend the continuous offering of its shares at any time without prior notice. Similarly, the Fund may resume the offering at any time. If there is a suspension of the offering of the Fund's shares, shareholders that reinvest their distributions in additional shares will be permitted to continue to make those reinvestments.

The Fund's shares have not been registered under the Securities Act of 1933, as amended (1933 Act), which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of
Section 4(2) of the 1933 Act. This Prospectus is not offering to sell or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act. Investments in the Fund may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of their investment at any time at net asset value. In the interest of economy and convenience, certificates for Fund shares will not be issued. The Fund does not issue share certificates.

Shares of the fund are sold only to "accredited investors," as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies and other institutional investors. It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the "Feeder Funds"). Each of the Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

Funds should be wired to the Fund's bank account at the Bank of New York, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share).

Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

    (C)  REDEMPTION OF FUND SHARES

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the NAV per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

Redemptions are taxable events. The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Fund.

Additional Policies. Please note that the Fund maintains additional policies and reserves certain rights, including:

   o In unusual circumstances, the Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

   o For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

   (D)  DIVIDENDS AND DISTRIBUTIONS

The Fund typically declares dividends each day that its net asset value is calculated and pays them monthly. Your account begins to receive dividends on the day after the Fund receives your investment and continues to receive dividends through the day it receives a request to sell your shares. Capital gains, if any, may be distributed at least annually. The Fund does not pay "interest." The amount of any distribution from the Fund will vary and there is no guarantee that the Fund will pay either income dividends or capital gain distributions.

Avoid "Buying a Dividend." If you invest in the Fund shortly before it makes a capital gain distribution, you may receive some of your investment back in the form of a taxable distribution.

   (E)  FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

The Board has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements. Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares

   (F)  TAX CONSEQUENCES

The Fund will be treated as a separate partnership for federal income tax purposes and not as an association taxable as a corporation. The Fund will not be a "regulated investment company." The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership" under certain safe harbors provided in Treasury Regulations.

As a partnership, the Fund is not subject to U.S. federal income tax. Instead, each shareholder reports separately on its own income tax return its distributive share of the Fund's income, gains, losses, deductions and credits (including foreign tax credits or deductions for creditable or deductible foreign taxes imposed on the Fund). Each shareholder is required to report its distributive share of such items regardless of whether it has received or will receive a corresponding distribution of cash or property from the Fund. In general, cash distributions by the Fund to a shareholder will represent a non-taxable, downward basis adjustment up to the amount of the shareholder's adjusted tax basis in the Fund shares.
When a shareholder sells or exchanges shares of the Fund (other than by redemption), the shareholder may have a capital gain or loss.

In general, a distribution in partial or complete redemption of a shareholder's shares of the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of the shareholder's entire interest in the Fund. Any loss may be recognized only if the shareholder redeems its entire interest in the Fund for money.

An allocable share of a tax-exempt shareholder's income may be "unrelated business taxable income" (UBTI) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.


A shareholder's distributive share of the Fund's income, and gains from the sale or exchange of a shareholder's Fund shares, generally are subject to state and local taxes in the jurisdiction in which the shareholder resides or is otherwise subject to tax.

This discussion of "Tax Consequences" is not written to provide you with tax advice, and does not purport to deal with all of the tax consequences that may be applicable to your investment in the Fund. You should consult your own tax advisor regarding your particular circumstances before making an investment in the Fund, or about the federal, state, local and foreign tax consequences of your investment in the Fund.


For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

ITEM 7.  DISTRIBUTION ARRANGEMENTS

   (A)  SALES LOADS

Not applicable.

   (B)  RULE 12B-1 FEES

Not applicable.

   (C)  ADDITIONAL INFORMATION ON MASTER FEEDER FUNDS

It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the "Feeder Funds"). Each of the Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

As a master fund, the Fund may have one or more funds that serve as feeder funds. Any change to the fundamental investment objective or the fundamental investment restrictions would be submitted to all the feeder funds, as required within the feeder funds' jurisdiction. It is possible that a change in fundamental investment objective or fundamental investment restriction could be approved by a majority of shareholders even if some of the feeder funds voted against the change.

THE RESPONSE TO ITEM 8 HAS BEEN OMITTED PURSUANT TO SECTION 2(B)
OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A.









                  FRANKLIN TEMPLETON INVESTMENTS

                FRANKLIN FLOATING RATE MASTER TRUST

               FRANKLIN FLOATING RATE MASTER SERIES


                           May 25, 2007

FORM N-1A, PART B


ITEM 9.

   (A)  COVER PAGE

Franklin Floating Rate Master Trust (the "Trust") is a diversified open-end management investment company that has one series of shares of beneficial interest, the Franklin Floating Rate Master Series (the "Fund"). The Fund's goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.


This Part B, referred to as the Statement of Additional Information (SAI), is not a prospectus. It contains information in addition to the information in the Fund's prospectus. The Fund's prospectus, dated May 25, 2007, which we may amend from time to time, contains the basic information you should know before investing in the Fund. You should read this SAI together with the Fund's prospectus.


For a free copy of the current prospectus or annual report, contact your investment representative or call 1-800/DIAL BEN(R)
(1-800/342-5236).

Investment company shares, annuities, and other investment products:

      o are not insured by the Federal Deposit Insurance
        Corporation, the Federal Reserve Board, or any other agency of the U.S. government;

      o are not deposits or obligations of, or guaranteed or endorsed by, any bank;

      o are subject to investment risks, including the possible loss of principal.


  WHEN READING THIS PART B, YOU WILL SEE CERTAIN TERMS BEGINNING
                       WITH CAPITAL LETTERS.
     THIS MEANS THE TERM IS EXPLAINED UNDER "USEFUL TERMS AND
                           DEFINITIONS."



   (B)  TABLE OF CONTENTS



Item 9.............................................................


Item 10. Fund History..............................................


Item 11. Description of the Fund and its Investments and Risks.....


Item 12. Management of the Fund....................................


Item 13. Control Persons and Principal Holders of Securities.......


Item 14. Investment Advisory and Other Services....................

Item 15. Portfolio Managers........................................

Item 16. Brokerage Allocation and Other Practices..................


Item 17. Capital Stock and Other Securities........................


Item 18. Purchase, Redemption and Pricing of Shares................


Item 19. Taxation of the Fund......................................


Item 20. Underwriters..............................................


Item 21. Calculation of Performance Data...........................


Item 22. Financial Statements......................................



ITEM 10.  FUND HISTORY

The Franklin Floating Rate Master Trust (the "Trust") is an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) and filed its Certificate of Trust in the State of Delaware on November 16, 1999 and was initially registered as a closed-end management investment company with the SEC. On June 11, 2002, the Board voted to register the Trust as an open-end management investment company, to amend the Trust's Agreement and Declaration of Trust and By-laws for the same purpose and to submit these changes to the vote of the Trust's shareholders. The Trust's shareholders approved these changes on June 26, 2002 by an affirmative vote of 100% of the shareholders.

After the Trust converted to an open-end investment company, each of the Trust's shareholders had the same number of shares and beneficial interest in the same NAV of the Trust as each did before the conversion. In the conversion, there were no taxable events for the Trust or its shareholders.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

GOALS, STRATEGIES AND RISKS

How Does the Fund Invest Its Assets?

INVESTMENT GOAL. The Fund's goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.

Franklin Advisers, Inc. (Advisers), the Fund's investment manager, uses its credit analysis to select suitable investments for the Fund. The Fund seeks to achieve its goal by investing at least 80% of its net assets in Corporate Debt Securities that are made to, or issued by Borrowers that are U.S. companies, foreign borrowers and U.S. subsidiaries of foreign borrowers and that have Floating Interest Rates. Net assets for the 80% policy include the amount of any borrowings for investment purposes.

The following gives more detailed information about the Fund's investment policies and the types of securities that it may buy.
Please read this information together with the section
"Investment Objectives, Principal Investment Strategies, and
Related Risks" in the Prospectus.

RESTRICTIVE COVENANTS. The Borrower under a Corporate Loan and the issuer of a Corporate Debt Security must comply with various restrictive covenants contained in any Corporate Loan agreement between the Borrower and the lending syndicate or in any trust indenture or comparable document in connection with a Corporate Debt Security. A restrictive covenant is a promise by the Borrower to not take certain actions which may impair the rights of Lenders. These covenants, in addition to requiring the scheduled payment of interest and principal, may include restrictions on dividend payments and other distributions to shareholders, provisions requiring the Borrower to maintain specific financial ratios or relationships and limits on total debt. In addition, a covenant may require the Borrower to prepay the Corporate Loan or Corporate Debt Security with any excess cash flow. Excess cash flow generally includes net cash flow after scheduled debt service payments and permitted capital expenditures, among other things, as well as the proceeds from asset dispositions or sales of securities. A breach of a covenant (after giving effect to any cure period) in a Corporate Loan agreement which is not waived by the Agent Bank and the lending syndicate normally is an event of acceleration. This means that the Agent Bank has the right to demand immediate repayment in full of the outstanding Corporate Loan. Acceleration also may occur in the case of the breach of a covenant in a Corporate Debt Security document.

DESCRIPTION OF FLOATING OR VARIABLE INTEREST RATES. The rate of interest payable on floating or variable rate Corporate Loans or Corporate Debt Securities is established as the sum of a base lending rate plus a specified margin. These base lending rates generally are LIBOR, the Prime Rate of a designated U.S. bank, the CD Rate, or another base lending rate used by commercial lenders. The interest rate on Prime Rate-based Corporate Loans and Corporate Debt Securities floats daily as the Prime Rate changes, while the interest rate on LIBOR-based and CD-based Corporate Loans and Corporate Debt Securities is reset periodically, typically between 30 days and one year.

Certain of the floating or variable rate Corporate Loans and Corporate Debt Securities in which the Fund will invest may permit the Borrower to select an interest rate reset period of up to one year. A portion of the Fund's investments may consist of Corporate Loans with interest rates that are fixed for the term of the loan. Investment in Corporate Loans and Corporate Debt Securities with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's Net Asset Value as a result of changes in interest rates. However, the Fund may attempt to hedge all of its fixed rate Corporate Loans and Corporate Debt Securities against interest rate fluctuations by entering into interest rate swaps or other derivative transactions. Fixed rate corporate loans and corporate debt securities that are converted from fixed rate investments to floating rate investments through interest rate swaps or other derivative transactions will be considered to be "floating interest rate corporate loans and corporate debt securities" for purposes of the Fund's policy of normally investing at least 80% of its net assets in floating interest rate corporate loans and corporate debt securities made to or issued by, borrowers that are U.S. companies, foreign entities and U.S. subsidiaries of foreign entities. The Fund also will attempt to maintain a portfolio of Corporate Loans and Corporate Debt Securities that will have a dollar weighted average period to the next interest rate adjustment of no more than 120 days.

Corporate Loans and Corporate Debt Securities traditionally have been structured so that Borrowers pay higher margins when they elect LIBOR and CD-based borrower options, in order to permit Lenders to obtain generally consistent yields on Corporate Loans and Corporate Debt Securities, regardless of whether Borrowers select the LIBOR or CD-based options, or the Prime-based option. In recent years, however, the differential between the lower LIBOR and CD base rates and the higher Prime Rate base rates prevailing in the commercial bank markets has widened to the point where the higher margins paid by Borrowers for LIBOR and CD-based pricing options do not currently compensate for the differential between the Prime Rate and the LIBOR and CD base rates. Consequently, Borrowers have increasingly selected the LIBOR-based pricing option, resulting in a yield on Corporate Loans and Corporate Debt Securities that is consistently lower than the yield available from the Prime Rate-based pricing option. This trend will significantly limit the ability of the Fund to achieve a net return to shareholders that consistently approximates the average published Prime Rate of leading U.S. banks. Because changes to this trend are inherently unpredictable, the manager cannot predict whether or not the trend will continue.

SWAP AGREEMENTS. Swap agreements are contracts between the Fund and, typically, a brokerage firm, bank or other institutional buyers (swap counterparty) for periods ranging from a few days to more than a year. In a basic swap transaction, the two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular "notional amount" of value of predetermined investments or instruments (swap transaction). The notional amount is the set dollar or other currency value selected by the parties to use as the basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The parties do not actually invest the notional amount in any investment or instrument. Instead, they agree to exchange the returns that would be earned or realized if the notional amount were invested in given investments or at given interest rates. Examples are investments in a particular security, at a particular fixed or variable interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. In some cases, for example, currency swaps, the swap agreement may include the delivery of the entire principal value of one designated currency for the other designated currency.

The Fund will generally enter into swap agreements on a net basis, which means that the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. The Fund's obligations (or rights) under a swap agreement on a net basis will generally be the net amount to be paid or received under the agreement based on the relative values of the obligations of each party upon termination of the agreement or at set valuation dates. The Fund will accrue its obligations under a swap agreement daily (offset by any amounts the counterparty owes the Fund). If the swap agreement provides for other than a net basis, the full amount of the Fund's obligations will be accrued on a daily basis. To limit potential leveraging of the Fund's portfolio, the Fund has adopted procedures to cover any accrued but unpaid net or full amounts owed to a swap counterparty by designating, on a daily basis, as segregated, liquid assets (not otherwise encumbered) equal in current market value to such swap amounts owed. Under the procedures, the Fund designates the segregated assets by appropriate notation on the books of the Fund or its custodian. To the extent the Fund enters into swap agreements for good faith hedging purposes and the Fund's swap obligations are fully covered by an offsetting asset or right of the Fund, the obligations will not be subject to the Fund's segregated assets procedures. The manager and the Fund believe that swap agreement obligations that are covered, either by an offsetting asset or right or by the Fund's segregated assets procedures (or a combination thereof), are not senior securities under the 1940 Act and are not subject to the Fund's borrowing restrictions.

The use of swap transactions is a highly specialized activity, which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. Whether the Fund will be successful in using swap agreements to achieve its investment objective depends on the ability of the manager correctly to predict which types of investments are likely to produce greater returns. If the manager, in using swap agreements, is incorrect in its forecasts of market values, interest rates, currency exchange rates or other applicable factors, the investment performance of the Fund will be less than its performance would be using other investments.

The risk of loss to the Fund for swap transactions on a net basis depends on which party is obligated to pay the net amount to the other party. If the counterparty is obligated to pay the net amount to the Fund, the risk of loss to the Fund is loss of the entire amount that the Fund is entitled to receive. If the Fund is obligated to pay the net amount, the Fund's risk of loss is limited to that net amount. If the swap agreement involves the exchange of the entire principal value of a security, the entire principal value of that security is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

Because swap agreements may have terms of greater than seven days, they may be illiquid and, therefore, subject to the Fund's limitation on investments in illiquid securities. If a swap transaction is particularly large or if the relevant market is illiquid, the Fund may not be able to establish or liquidate a position at an advantageous time or price, which may result in significant losses. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell. The swap markets have grown substantially in recent years, however, with a large number of banks and investment banking firms acting both as principals and agents, utilizing standardized swap documentation. As a result, the swap markets have become relatively liquid in comparison with markets for other derivative instruments that are traded in the interbank market.

Swap agreements are not traded on exchanges and are not subject to government regulation like exchange markets. As a result, swap participants are not as protected as participants on organized exchanges. Performance of a swap agreement is the responsibility only of the swap counterparty and not of any exchange or clearinghouse. As a result, the Fund is subject to the risk of the inability or refusal to perform such agreement by the counterparty. No limitations on daily price movements or speculative position limits apply to swap transactions. Counterparties may, however, limit the size or duration of positions to the Fund as a consequence of credit considerations. The Fund risks the loss of the accrued but unpaid amount under a swap agreement, which could be substantial, in the event of default by or insolvency or bankruptcy of a swap counterparty.
In such an event, the Fund will have contractual remedies pursuant to the swap agreements, but bankruptcy and insolvency laws could affect the Fund's rights as a creditor. If the counterparty's creditworthiness declines, the value of a swap agreement would be likely to decline, potentially resulting in losses. The manager will approve a counterparty for a swap agreement of the Fund only if the manager deems the counterparty to be creditworthy under the Fund's Counterparty Credit Review Standards, adopted and reviewed annually by the Board.

Certain Internal Revenue Service positions may limit the Fund's ability to use swap agreements in a desired tax strategy. It is possible that developments in the swap markets and/or the laws relating to swap agreements, including potential government regulation, could adversely affect the Fund's ability to benefit from using swap agreements, or could have adverse tax consequences.

INTEREST RATE SWAPS. An interest rate swap is an agreement between two parties to exchange interest rate obligations, one based on an interest rate fixed to maturity while the other is based on an interest rate that changes in accordance with changes in a designated benchmark (for example, the London Interbank Offered Rate (LIBOR), prime, commercial paper, or other benchmarks). By swapping fixed payments for floating payments, an interest rate swap is a vehicle to hedge interest rate risk. The Fund will generally enter into interest rate swap agreements on a net basis. The obligations to make repayment of principal on the underlying securities are not exchanged. Similarly, the right to receive such repayment of principal is not transferred. In addition, interest rate swaps generally do not involve the delivery of securities, other underlying assets or principal.

Interest rate swap transactions generally require the participation of an intermediary, frequently a bank. For example, the first entity, which holds a fixed-rate obligation, transfers the obligation to the intermediary. The first entity is then obligated to pay to the intermediary a floating rate of interest, generally including a fractional percentage as a commission for the intermediary. The intermediary also makes arrangements with the second entity, which holds a floating-rate obligation that substantially mirrors the obligation desired by the first entity. In return for assuming the fixed-rate obligation, the second entity will pay the intermediary all sums that the intermediary pays on behalf of the first entity, plus an arrangement fee and other agreed upon fees. Interest rate swaps are generally used to permit the party seeking a floating rate obligation the opportunity to acquire such obligation at a rate lower than is directly available in the credit markets, while permitting the party desiring a fixed-rate obligation the opportunity to acquire such a fixed-rate obligation, also frequently at a rate lower than is directly available in the credit markets. The success of such a transaction depends in large part on the availability of fixed-rate obligations at interest (or coupon) rates low enough to cover the costs involved. An interest rate swap transaction is affected by changes in interest rates, which, in turn, may affect the prepayment rate of any underlying debt obligations upon which the interest rate swap is based.

The Fund will not enter into any interest rate hedging or swap transaction unless the manager considers the credit quality of the unsecured senior debt or the claims-paying ability of the other party to be investment grade. If there is a default by the counterparty to such a transaction, bankruptcy and insolvency laws could affect the Fund's rights as a creditor.

Since interest rate transactions are individually negotiated, the manager expects to achieve an acceptable degree of correlation between the Fund's rights to receive interest on Corporate Loans and Debt Securities and its rights and obligations to receive and pay interest pursuant to interest rate swaps.

FOREIGN CURRENCY SWAPS. A foreign currency swap is an agreement between two parties to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them. For example, a currency swap may involve the exchange by the Fund with another party of the right to receive a foreign currency (paid under a Corporate Loan or Corporate Debt Security) for the right to receive U.S. dollars. Currency swaps sometimes involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. In such a situation, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The Fund may also enter into currency swaps on a net basis, which means the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund receiving or paying, as the case may be, only the net amount of the two payments.

The Fund will enter into a foreign currency swap only if, at the time of entering into the transaction, the counterparty's outstanding debt obligations are investment grade. This means they are rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's, or determined by the manager to be of comparable quality. The amounts of U.S. dollar payments to be received by the Fund and the foreign currency payments to be received by the counterparty are fixed at the time the swap arrangement is entered into. This locks in the Fund's right to receive payments under a Corporate Loan or Corporate Debt Security in a predetermined amount of U.S. dollars. In this way, the swap protects the Fund from the fluctuations in exchange rates. If there is a counterparty default, the Fund will have contractual remedies pursuant to the swap arrangements. However, if a replacement swap arrangement is unavailable or if the Fund is unable to recover damages from the defaulting counterparty, the Fund's right to foreign currency payments under the loan will be subject to fluctuations based upon changes in the applicable exchange rate. If the Borrower defaults on or prepays the underlying Corporate Loan or Corporate Debt Security, the Fund may be required pursuant to the swap arrangements to compensate the counterparty for fluctuations in exchange rates adverse to the counterparty. In the event of such a default or prepayment, the Fund will designate, on a daily basis, as segregated on its books, liquid assets (not otherwise encumbered) at least equal to the amount of compensation that must be paid to the counterparty.

Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These actions could result in losses to the Fund if it is unable to deliver or receive a specified currency or funds in settlement of obligations, including swap transaction obligations. These actions could also have an adverse effect on the Fund's swap transactions or cause the Fund's hedging positions to be rendered useless, resulting in full currency exposure as well as incurring unnecessary transaction costs.

Also, the use of currency transactions could cause the Fund losses due to the inability of foreign securities transactions to be completed. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Furthermore, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market that may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

LOANS OF PORTFOLIO SECURITIES. To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers. These loans may not exceed 33 1/3% of the value of the Fund's total assets, measured at the time of the most recent loan. This limitation is a fundamental policy, which means it may not be changed without the approval of the holders of a majority of the Fund's shares. For each loan, the borrower must maintain with the Fund's custodian collateral (consisting of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, or irrevocable letters of credit) with a value at least equal to 100% of the current market value of the loaned securities. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

Where voting rights with respect to the loaned securities pass with the lending of the securities, the manager intends to call the loaned securities to vote proxies, or to use other practicable and legally enforceable means to obtain voting rights, when the manager has knowledge that, in its opinion, a material event affecting the loaned securities will occur or the manager otherwise believes it necessary to vote. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in collateral in the event of default or insolvency of the borrower. The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's Board of trustees, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan.

ILLIQUID INVESTMENTS. The Fund's policy is not to invest more than 15% of its net assets in illiquid securities. Illiquid securities are generally securities that cannot be sold within seven days in the normal course of business at approximately the amount at which the Fund has valued them.

The Fund does not consider securities that it acquires outside the U.S. and that are publicly traded in the U.S. or in a foreign securities market to be illiquid assets if: (a) the Fund reasonably believes it can readily dispose of the security for cash at approximately the amount at which the Fund has valued the security in the U.S. or foreign market, or (b) current market quotations are readily available. The Fund will not acquire the securities of foreign issuers outside of the U.S. if, at the time of acquisition, the Fund has reason to believe that it could not resell the securities in a public trading market.

Subject to these limitations, the Board of trustees has authorized the Fund to invest in legally restricted securities (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws) where such investments are consistent with the Fund's investment objective and has authorized such securities to be considered liquid to the extent the manager determines that there is a liquid institutional or other market for the securities. An example of these securities are restricted securities that may be freely transferred among qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and for which a liquid institutional market has developed. The Fund's Board of trustees will review any determination by the manager to treat a restricted security as a liquid security on an ongoing basis, including the manager's assessment of current trading activity and the availability of reliable price information. In determining whether a restricted security is properly considered a liquid security, the manager and the Fund's Board of trustees will take into account the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) dealer undertakings to make a market in the security; and (iv) the nature of the security and marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). To the extent a Fund invests in restricted securities that are deemed liquid, the general level of illiquidity in the Fund may increase if qualified institutional buyers become uninterested in buying these securities or the market for these securities contracts.

The sale of restricted or illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of securities eligible for trading on national securities exchanges or in the OTC markets. Restricted securities often sell at a price lower than similar securities that are not subject to restrictions on resale.

144A SECURITIES. Subject to its liquidity limitation, the Fund may invest in certain unregistered securities which may be sold under Rule 144A of the Securities Act of 1933 (144A securities). Due to changing market or other factors, 144A securities may be subject to a greater possibility of becoming illiquid than securities that have been registered with the SEC for sale. In addition, a Fund's purchase of 144A securities may increase the level of the security's illiquidity, as some institutional buyers may become uninterested in purchasing such securities after the Fund has purchased them.

WARRANTS AND OTHER EQUITY SECURITIES. To a limited extent, the Fund also may acquire Warrants and other Equity Securities. The Fund will only acquire such Warrants and Equity Securities to the extent that they are acquired in connection with or incidental to the Fund's other investment activities.

SHORT-TERM INVESTMENTS. Based on the terms of an SEC order that granted exemptive relief from certain provisions of the 1940 Act, the Fund may invest its short-term cash in shares of one or more money market funds managed by the manager or its affiliates (a Franklin Templeton Money fund). The manager agreed to reduce its fee to reflect reduced services resulting from the Funds investment in a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and the exemptive order by the SEC.

REPURCHASE AGREEMENTS. The Fund generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including waiting for a special investment opportunity or taking a defensive position. To earn income on this portion of its assets, the Fund may enter into repurchase agreements. Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Fund's custodian securities with an initial market value of at least 102% of the dollar amount invested by the Fund in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price. Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund's ability to sell the underlying securities. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. The Fund may purchase and sell interests in Corporate Loans and Corporate Debt Securities and other debt securities on a when-issued and delayed delivery basis. There is no limit on the amount of assets which the Fund may invest in when-issued securities. A when-issued obligation refers to an obligation whose price is fixed at the time the commitment to purchase is made, but has not been issued. Delayed delivery refers to the delivery of securities later than the customary time for delivery of securities.

No income accrues to the Fund prior to the date the Fund actually takes delivery of the interests or securities. These interests and securities are subject to market fluctuation before delivery to the Fund. The value of the interests or securities at delivery may be more or less than their purchase price. By the time delivery occurs, better yields may be generally available than the yields on the interests or securities obtained pursuant to such transactions.

In when-issued and delayed delivery transactions, the Fund relies on the buyer or seller, as the case may be, to complete the transaction. Therefore, if the other party fails to complete the transaction the Fund may miss an advantageous price or yield. When the Fund is the buyer in such a transaction, the Fund or its custodian will segregate on the books of the Fund, an amount equal to the purchase price, until it makes payment. This amount will be in the form of liquid assets. The Fund will generally make commitments to purchase interests or securities on a when-issued basis with the intention of acquiring the interests or securities. The Fund may, however, find it advisable to sell them before the settlement date. The Fund will not engage in when-issued and delayed delivery transactions for the purpose of investment leverage.

FUNDAMENTAL INVESTMENT POLICIES

The Fund has adopted the following restrictions as fundamental policies. Prior to issuance of any preferred stock, these restrictions may not be changed without the approval of a majority of the Fund's outstanding shares. Under the 1940 Act, this means the lesser of (i) 67% of the Fund's shares represented at a meeting at which more than 50% of the Fund's outstanding shares are represented or (ii) more than 50% of the Fund's outstanding shares. None of the following restrictions shall be construed to prevent the Fund from investing all of its assets in another management investment company with an investment goal, policies and restrictions that are substantially the same as the investment goal, policies and restrictions of the Fund. As a matter of fundamental policy, the Fund may not:


1. Borrow money, except to the extent permitted by the Investment Company
   Act of 1940, as   amended (the "1940 Act"), or any rules,
   exemptions or interpretations thereunder that may be adopted, granted or issued by the U.S. Securities and Exchange
   Commission ("SEC").

2. Act as an underwriter except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

3. Make loans if, as a result, more than 33? percent of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (1) the lending of portfolio securities, (2) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (3) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

4. Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

5. Purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from
   (i) engaging in transactions involving currencies and futures contracts and options thereon or (ii) investing in securities or other instruments that are secured by physical commodities.

6. Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

7. Invest more than 25% of the Fund's net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in securities of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies. For purposes of this restriction, the Fund currently considers such companies to include the Borrower, the Agent Bank and any Intermediate Participant (as defined in the Fund's Prospectus).

8. Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (a) more than 5% of the value of the Fund's total assets would be invested in such issuer or (b) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund's total assets may be invested without regard to such 5% and 10% limitations.


If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of assets will not be considered a violation of any of the foregoing restrictions, except that with respect to borrowing, if the borrowing exceeds the Fund's percentage restriction on borrowing, the Fund will reduce its borrowing within three days to no more than the percentage restriction.

NON-FUNDAMENTAL INVESTMENT POLICIES

In addition, the Fund has adopted the following non-fundamental investment policies, which may be changed without shareholder approval:

1. The Fund requires that at the end of the close of each business quarter not more than 25% of its total assets will be invested in securities of a single issuer (including corporate loans but excluding US government securities or the securities of regulated investment companies) and in respect of 50% of its total assets, not more than 5% of its assets will be invested in the securities of any one issuer and securities held by the Fund will not consist of more than 10% of any single issuer's outstanding voting securities.

2. The Fund does not intend to invest more than 20% of its assets in the obligations of entities in any single industry.

3. The Fund may not invest more than 15% of its net assets in illiquid securities. Illiquid securities for these purposes are securities which may not be converted to cash for a period of 10 days.*

4. The Fund may not invest more than 10% of its net assets in securities that are not listed, traded or dealt in on Recognized
Markets.

5. Subject to (6) and (7) below, the Fund may not invest more than 10% of its net assets in securities issued by a single issuer. Related companies/institutions are regarded as a single issuer for the purpose of this restriction.

6. The Fund may not maintain more than 10% of its net assets on deposit with any one institution. This limit is increased to 30% for deposits with, or securities evidencing deposits issued by, or securities guaranteed by; (i) an EU credit institution; (ii) a bank authorized in a member state of the European Free Trade Association (EFTA); (iii) a bank authorized by a signatory state (other than an EU Member State of EFTA) to the Basle Capital Convergence Agreement of July 1998 (Canada, Japan, United States); or (iv) the Custodian of the Company or a bank that is an affiliate of the Custodian of the Company. Related companies and institutions are regarded as a single issuer for the purposes of this restriction.

7. The Fund may invest up to 100% of its net assets in different securities issued or guaranteed by any EU member state or any local authority of an EU member state or by Australia, Canada, Japan, New Zealand, Norway, Switzerland and the United States of America or by any of the following public international bodies of which one or more EU member states are members: the European Investment Bank, the Asian Investment Bank, the World Bank, Euratom, the European Coal and Steel Community, the European Bank for Reconstruction and Development; the International Finance Corporation, the International Bank for Reconstruction and Development and the Inter-American Development Bank. In such circumstances the Fund must hold securities from at least six different issues with securities from any one issue not exceeding 30% of its Net Asset Value.

8. The Fund may not own more than 10% of any class of security issued by any single issuer, unless the issuer is an open-ended collective investment scheme. The Fund may not invest more than 20% of it net assets in another open-ended collective investment scheme. Where investment is made into another collective investment scheme managed by the same management company or by an associated or related company, the manager of the scheme in which the investment is being made will waive the preliminary/initial charge which it is entitled to charge for its own account in relation to the acquisition of units. If a commission is received by the Manager by virtue of an investment in the shares of another collective investment scheme and that other collective investment scheme is managed by a related company then this commission will be paid into the property of the Fund.

9. The Fund may not make short sales of securities or trade securities not owned by it or for its account or otherwise maintain a short position.

10. The Fund's borrowings may not exceed 25% of its net asset value. Repurchase and securities lending agreements used for efficient portfolio management purposes shall not be regarded as borrowings for the purposes of this limitation.

11. The Fund may not invest more than 5% of its net assets in warrants.

*The Fund is subject to the following more restrictive limitation, which the SEC has provided as guidance for open-end funds: Illiquid securities for purposes of this limitation are securities that may not be converted to cash for a period of seven days, generally because they are not readily marketable or are subject to restrictions on resale.

The non-fundamental investment restrictions referred to above, except with respect to borrowing, apply at the time of the purchase of the investments. If the limits set out above are exceeded for reasons beyond the control of the Fund, or as a result of the exercise of subscription rights, the Fund must adopt as a priority objective the remedying of that situation, taking due account of the interests of shareholders. For the avoidance of doubt the Fund will not take or seek to take legal or management control of the issuer of any of its underlying investments.

INVESTMENTS, TECHNIQUES, STRATEGIES AND THEIR RISKS

Before the Fund invests in a Corporate Loan or Corporate Debt
Security, the manager will analyze whether the Borrower can make the required payments on the Corporate Loan or Corporate Debt
Security.

A Corporate Loan in which the Fund may invest typically is structured by a group of Lenders. This means that the Lenders participate in the negotiations with the Borrower and in the drafting of the terms of the Corporate Loan. The group of Lenders often consists of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions. The Fund will not act as the sole negotiator or sole originator for a Corporate Loan. One or more of the Lenders usually administers the Loan on behalf of all the Lenders. This Lender is referred to as the Agent Bank. For more information about the activities of an Agent Bank, see "Description of Participation Interests and Assignments" in the Prospectus.

The Fund may invest in a Corporate Loan in one of three ways. It may make a direct investment in the Corporate Loan by participating as one of the Lenders. It may purchase a Participation Interest or it may purchase an Assignment. Participation Interests are interests issued by a Lender or other financial institution which represent a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests. Holders of Participation Interests are referred to as Participants. An Assignment represents a portion of a Corporate Loan previously attributable to a different Lender. Unlike a Participation Interest, the Fund will generally become a Lender for the purposes of the relevant loan agreement by purchasing an Assignment.

It can be advantageous to the Fund to make a direct investment in a Corporate Loan as one of the Lenders. Such an investment is typically made at par. This means that the Fund receives a return at the full interest rate for the Corporate Loan. On the other hand, when the Fund invests in a Participation Interest or an Assignment, it may pay a fee or forego a portion of the interest payment. Consequently, the Fund's return on such an investment may be lower than it would have been if the Fund had made a direct investment in the underlying Corporate Loan. However, the Fund may be able to invest in Corporate Loans only through Participation Interests or Assignments at certain times when reduced direct investment opportunities in Corporate Loans may exist.

If the Fund purchases an Assignment from a Lender, the Fund will generally have direct contractual rights against the Borrower in favor of the Lenders. On the other hand, if the Fund purchases a Participation Interest either from a Lender or a Participant, the Fund typically will have established a direct contractual relationship with the seller of the Participation Interest, but not with the Borrower. Consequently, the Fund is subject to the credit risk of the Lender or Participant who sold the Participation Interest to the Fund, in addition to the usual credit risk of the Borrower. Therefore, when the Fund invests in Corporate Loans through the purchase of Participation Interests, the manager must consider the creditworthiness of the Agent Bank and any Lenders and Participants interposed between the Fund and a Borrower. These parties are referred to as Intermediate Participants. At the time of investment, the Intermediate Participant's outstanding debt obligations must be investment grade. That is, they must be rated in the four highest rating categories assigned by an NRSRO, such as BBB, A-3 or higher by S&P or Baa, P-3 or higher by Moody's. If unrated, the manager must determine that the obligations are of comparable quality.

Corporate Debt Securities typically are in the form of notes or bonds. They may be issued in a public or private offering in the securities markets. Corporate Debt Securities will have terms similar to Corporate Loans, but will not be in the form of Participation Interests or Assignments. Unlike Corporate Loans, Corporate Debt Securities often are part of a large issue of securities that are held by a large group of investors.

FOREIGN INVESTMENTS. The Fund may invest in Corporate Loans and Corporate Debt Securities that are made to, or issued by, foreign Borrowers and U.S. subsidiaries of foreign Borrowers, if the Borrower passes the same creditworthiness analysis that the manager uses for U.S. Borrowers and the loans and securities are U.S. dollar-denominated, or the Fund uses a foreign currency swap for payments in U.S. dollars. These obligations may involve risks not typically involved in domestic investments and the risks can be significantly magnified for investments in foreign countries that are emerging market countries.

CURRENCY FLUCTUATIONS. To the extent the Fund uses foreign currency swaps for Corporate Loans or Corporate Debt Securities, transactions in foreign securities may be conducted in local currencies. In these transactions U.S. dollars must often be exchanged for another currency when an obligation is bought or sold or a dividend is paid. Likewise, security price quotations and total return information reflect conversion into U.S. dollars. Fluctuations in foreign currency exchange rates can significantly increase or decrease the U.S. dollar value of a foreign investment, boosting or offsetting its local market return. Currency risk cannot be eliminated entirely.

INCREASED COSTS. It may be more expensive for the Fund to purchase and sell Corporate Loans and Corporate Debt Securities in foreign markets than in the U.S. markets. Investment companies, such as the Fund, offer an efficient way for individuals to invest abroad, but the overall expense ratios of international investment companies are usually higher than the overall expense ratios of investment companies that invest in U.S. obligations.

POLITICAL AND ECONOMIC FACTORS. The economies, markets, and political structures of a number of the countries in which the Fund can invest do not compare favorably with the U.S. and other mature economies in terms of wealth and stability. Therefore, investments in these countries will entail greater risk and may be subject to erratic and abrupt price movements. This is especially true for emerging market countries.

LEGAL, REGULATORY, AND OPERATIONAL. Certain foreign countries may impose restrictions on foreign investors, such as the Fund. These restrictions may take the form of prior governmental approval, limits on the amount and type of obligations held by foreigners, limits on the types of companies in which foreigners may invest, exchange controls and other actions that restrict the purchase or sale of assets or result in a loss of assets. Diplomatic and political developments could affect the economies, industries and securities and currency markets and the value of the Fund's investments in these foreign countries. In certain foreign countries, there is the possibility that the government or a government agency may take over the assets of the Fund for political or economic reasons or impose taxation that is so heavy that it amounts to confiscation of the assets taxed.

Certain foreign countries lack uniform accounting, auditing, and financial reporting standards, have less governmental supervision of financial markets than in the U.S., and do not honor legal rights enjoyed in the U.S. In certain foreign countries, the financial institutions with which the Fund deals may have custody and settlement practices, such as delays, which could subject the Fund to risks not customary in the U.S. Information about foreign Borrowers may differ from that available for U.S. Borrowers, since foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. Borrowers. In addition, the markets for Corporate Loans and Corporate Debt Securities in foreign countries have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than in the United States.

PRICING. Corporate Loans and Corporate Debt Securities may be purchased or sold on days (such as Saturdays) when the Fund does not account for their prices in calculating its Net Asset Value. As a result, the Fund's Net Asset Value may change significantly on days when shareholders cannot purchase or redeem the Fund's shares.

   (D)  TEMPORARY DEFENSIVE POSITION

When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of a Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets or the securities in which the Fund normally invests, or the economy.

Temporary defensive investments generally may include short-term debt instruments such as U.S. government securities, high grade commercial paper, repurchase agreements and other money market equivalents. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.


POLICIES AND PROCEDURES REGARDING THE RELEASE OF PORTFOLIO
HOLDINGS   The Fund's overall policy with respect to the release
of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders. Subject to the limited exceptions described below, the Fund will not make available to anyone non-public information with respect to its portfolio holdings, until such time as the information is made available to all shareholders or the general public.

For purposes of this policy, portfolio holdings information does not include aggregate, composite or descriptive information that does not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the applicable U.S. registered fund. Information excluded from the definition of portfolio holdings information generally includes, without limitation: (1) descriptions of allocations among asset classes, regions, countries or industries/sectors; (2) aggregated data such as average or median ratios, market capitalization, credit quality or duration; (3) performance attributions by industry, sector or country; or (4) aggregated risk statistics. Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund's website. In addition, other information may also be deemed to not be portfolio holdings information if, in the reasonable belief of the Fund's Chief Compliance Officer (or his/her designee), the release of such information would not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.

Consistent with current law, the Fund releases complete portfolio holdings information each fiscal quarter through regulatory filings with no more than a 60-day lag.

In addition, a complete list of the Fund's portfolio holdings is released 30 calendar days after the end of each calendar quarter. Other portfolio holdings information, such as the Fund's top 10 holdings, may be released monthly on the Fund's website, no sooner than five days after the end of each month. Released portfolio holdings information can be viewed on franklintempleton.com.

To the extent that this policy would require the release of portfolio holdings information regarding a particular portfolio holding for the Fund, the portfolio manager for the Fund may request that the holding be withheld from the portfolio holdings information if the holding is the subject of ongoing purchase or sale orders/programs, or if the release of such portfolio holdings information would otherwise be sensitive or inappropriate due to liquidity and other market considerations, in each case as determined by the portfolio manager in consultation with the head of Global Investment Adviser Compliance (or his/her designee).

Exceptions to the portfolio holdings release policy will be made only when: (1) the Fund has a legitimate business purpose for releasing portfolio holdings information to selected third parties in advance of release to all shareholders or the general public; (2) the recipient is subject to a duty of confidentiality pursuant to a signed non-disclosure agreement; and (3) the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or the Fund's fiduciary duties. The determination of whether the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public shall be made by the Fund's Chief Compliance Officer or his/her designee, following a request submitted in writing. The Chief Compliance Officer will report to the board of trustees on exceptions granted to the policy, along with an explanation of the legitimate business purpose that is served as a result of the exception.

The eligible third parties to whom portfolio holdings information may be released in advance of general release fall into the following categories: data consolidators, including rating agencies, fund rating/ranking services and other data providers; service providers to the Fund; shareholders of a fund to whom such fund has determined to process a redemption request in-kind based upon a determination by the Fund's portfolio manager and the Fund's Chief Compliance Officer (or his/her designee) that such redemption in-kind is in the best interests of the redeeming fund and its remaining shareholders; provided, however, that the portfolio holdings information so released in advance of the actual delivery of the redemption proceeds is limited to only that information reasonably necessary to allow the shareholder to prepare for receipt of the in-kind redemption proceeds; municipal securities brokers using the Investor Tools product; and certain entities approved by the Fund's Chief Compliance Officer (or his/her designee) on a case-by-case basis, in limited circumstances, including where the release of such information is required by foreign law or regulation (in these situations, the recipient will be requested to execute a non-disclosure agreement).

The specific entities to whom the Fund may provide portfolio holdings in advance of their release to the general public are:

o Bloomberg, Capital Access, CDA (Thomson Financial), FactSet, Fidelity Advisors, Lipper Inc., Morningstar, Standard & Poor's, Vestek, and Fidelity Management Trust Company, all of whom may receive portfolio holdings information 15 days after the quarter end

o Service providers to the Fund that receive portfolio holdings information from time to time in advance of general release in the course of performing, or to enable them to perform, services for the Fund, including: CUSTODIAN BANK:
      Bank of New York; INDEPENDENT REGISTERED PUBLIC ACCOUNTING
      FIRM: PricewaterhouseCoopers LLP; OUTSIDE FUND LEGAL
      Counsel: Stradley Ronon Stevens & Young, LLP; INDEPENDENT DIRECTORS'/TRUSTEES' COUNSEL: Bleakley, Platt & Schmidt, LLP; PROXY VOTING SERVICES: Glass, Lewis & Co. and Institutional Shareholder Services; BROKERAGE ANALYTICAL
      SERVICES: Sanford Bernstein, Brown Brothers Harriman, Royal Bank of Canada Capital Markets, JP Morgan Securities Inc.; FINANCIAL PRINTERS: RR Donnelley & Sons Company or GCOM Solutions, Inc.

In all cases, eligible third parties are required to execute a non-disclosure agreement. Non-disclosure agreements include the following provisions:

o The recipient agrees to keep confidential any portfolio holdings information received until such information either is released to the public or the release is otherwise approved by the head of Global Compliance (or his/her designee) or the Fund's Chief Compliance Officer (or his/her designee);

o The recipient agrees not to trade on the non-public information received; and

o The recipient agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton Investments.

In no case does the Fund receive any compensation in connection with the arrangements to release portfolio holdings information to any of the above-described recipients of the information.

Several investment managers within Franklin Templeton Investments (F-T Managers) serve as investment managers to offshore funds that are registered or otherwise authorized for sale with foreign regulatory authorities. The release of portfolio holdings information for such offshore funds is excluded from the Fund's portfolio holdings release policy if such information is given to offshore banks, broker-dealers, insurance companies, registered investment managers and other financial institutions (offshore investment managers) with discretionary authority to select offshore funds on behalf of their clients. Because such offshore funds may from time to time invest in securities substantially similar to those of the Fund, there is the risk that such portfolio holdings information may be used to trade inappropriately against the Fund. To mitigate such risks, such information may only be disclosed for portfolio analytic purposes, such as risk analysis/asset allocation, and the offshore investment manager will be required to execute a non-disclosure agreement, whereby such offshore investment manager agrees to maintain such information as confidential, including limiting the dissemination of such information within its organization, and not to trade in any shares of any U.S. registered Franklin or Templeton fund, including the Fund.

In addition, some F-T Managers serve as investment managers to various bank commingled trusts maintained by a Franklin Templeton Investments trust company, to various Canadian institutional pooled funds, to separate accounts, and as sub-advisers to other mutual funds not within the Franklin Templeton Investments fund complex. Such trusts, pooled funds, accounts and other funds (collectively, "other accounts") are not subject to the Fund's portfolio holdings release policy. However, in some instances the portfolio holdings of such other accounts may be similar to and, in certain cases, nearly identical to those of a Franklin Templeton mutual fund, including the Fund. In the case of bank commingled trusts and Canadian institutional pooled funds, to mitigate risks that such portfolio holdings information may be used to trade inappropriately against a mutual fund, the recipient of such portfolio holdings information will be required to execute a non-disclosure agreement similar to the one described above for offshore funds. With respect to the other mutual funds not within the Franklin Templeton Investments fund complex, the sponsors of such funds may disclose the portfolio holdings of such funds at different times than the Fund discloses its portfolio holdings.

The Fund's portfolio holdings release policy and all subsequent amendments have been reviewed and approved by the Fund's board of trustees, and any other material amendments shall also be reviewed and approved by the board. The investment manager's compliance staff conducts periodic reviews of compliance with the policy and provides at least annually a report to the board of trustees regarding the operation of the policy and any material changes recommended as a result of such review. The investment manager's compliance staff also will report to the board on exceptions granted to the policy, along with an explanation of the legitimate business purpose of the Fund that is served as a result of the exception.



ITEM 12.  MANAGEMENT OF THE FUND

   (A)  MANAGEMENT INFORMATION

The name, year of birth and address of the officers and Board members, as well as their affiliations, positions held with the Trust, principal occupations during the past five years and number of portfolios overseen in the Franklin Templeton fund complex are shown below.


INDEPENDENT BOARD MEMBERS
--------------------------
                                     NUMBER
                                     OF
                                     PORTFOLIOS
 NAME, YEAR                          IN FUND
OF BIRTH AND               LENGTH    COMPLEX         OTHER
   ADDRESS                 OF TIME   OVERSEEN    DIRECTORSHIPS
               POSITION    SERVED    BY BOARD        HELD
                                     MEMBER*
-----------------------------------------------------------------

Harris J.     Trustee      Since     142       Director, Bar-S
Ashton (1932)              1999                Foods (meat
One Franklin                                   packing company).
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director of various companies; and FORMERLY, Director, RBC
Holdings, Inc. (bank holding company) (until 2002); and
President, Chief Executive Officer and Chairman of the Board,
General Host Corporation (nursery and craft centers) (until
1998).
-----------------------------------------------------------------

Robert F.     Trustee      Since     123       None
Carlson                    May 2007
(1928)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President, senior member and past President, Board of
Administration, California Public Employees Retirement Systems
(CALPERS); and FORMERLY, member and Chairman of the Board,
Sutter Community Hospitals; member, Corporate Board, Blue
Shield of California; and Chief Counsel, California Department
of Transportation.
-----------------------------------------------------------------

Sam L. Ginn   Trustee      Since     123       Director,
(1937)                     May 2007            Chevron
One Franklin                                   Corporation
Parkway                                        (global energy
San Mateo,                                     company) and ICO
CA 94403-1906                                  Global
                                               Communications
                                               (Holdings)
                                               Limited
                                               (satellite
                                               company).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Private investor; and FORMERLY, Chairman of the Board, Vodafone
AirTouch, PLC; Chairman of the Board and Chief Executive
Officer, AirTouch Communications (1993-1998) and Pacific
Telesis Groups (1988-1994).
-----------------------------------------------------------------

Edith E.      Trustee      Since     142       Director, Hess
Holiday                    1999                Corporation
(1952)                                         (formerly,
One Franklin                                   Amerada Hess
Parkway                                        Corporation)
San Mateo,                                     (exploration and
CA 94403-1906                                  refining of oil
                                               and gas), H.J.
                                               Heinz Company
                                               (processed foods
                                               and allied
                                               products), RTI
                                               International
                                               Metals, Inc.
                                               (manufacture and
                                               distribution of
                                               titanium),
                                               Canadian
                                               National Railway
                                               (railroad) and
                                               White Mountains
                                               Insurance Group,
                                               Ltd. (holding
                                               company).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director or Trustee of various companies and trusts; and FORMERLY, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).
-----------------------------------------------------------------

Frank W.T.    Trustee      Since     123       Director, Center
LaHaye (1929)              1999                for Creative
One Franklin                                   Land Recycling
Parkway                                        (redevelopment).
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
General Partner, Las Olas L.P. (Asset Management); and
formerly, Chairman, Peregrine Venture Management Company
(venture capital).
-----------------------------------------------------------------

Frank A.      Trustee      Since     142       Director, Hess
Olson (1932)               2005                Corporation
One Franklin                                   (formerly,
Parkway                                        Amerada Hess
San Mateo,                                     Corporation)
CA 94403-1906                                  (exploration and
                                               refining of oil
                                               and gas) and
                                               Sentient Jet
                                               (private jet
                                               service); and
                                               FORMERLY,
                                               Director, Becton
                                               Dickinson and
                                               Company (medical
                                               technology),
                                               Cooper
                                               Industries, Inc.
                                               (electrical
                                               products and
                                               tools and
                                               hardware),
                                               Health Net, Inc.
                                               (formerly,
                                               Foundation
                                               Health)
                                               (integrated
                                               managed care),
                                               The Hertz
                                               Corporation (car
                                               rental), Pacific
                                               Southwest
                                               Airlines, the
                                               RCA Corporation,
                                               Unicom
                                               (formerly,
                                               Commonwealth
                                               Edison), UAL
                                               Corporation
                                               (airlines) and
                                               White Mountains
                                               Insurance Group,
                                               Ltd. (holding
                                               company).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman Emeritus, The Hertz Corporation (since 2000) (Chairman of the Board (1980-2000) and Chief Executive Officer
(1977-1999)); and FORMERLY, Chairman of the Board, President
and Chief Executive Officer, UAL Corporation.
-----------------------------------------------------------------

Larry D.      Trustee      Since     142       None
Thompson                   May 2007
(1945)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (consumer products); and FORMERLY, Director, Delta Airlines (aviation) (2003-2005) and Providian Financial Corp. (1997-2001); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).
-----------------------------------------------------------------

John B.       Trustee      Since     123       None
Wilson (1959)              May 2007
One Franklin
Parkway
San Mateo,
CA 94403-1906


PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President and Founder, Hyannis Port Capital, Inc. (real estate and private equity investing); serves on private and non-profit boards; and FORMERLY, Chief Operating Officer and Executive
Vice President, Gap, Inc. (retail) (1996-2000); Chief Financial Officer and Executive Vice President - Finance and Strategy, Staples, Inc. (office supplies) (1992-1996); Executive Vice President - Corporate Planning, Northwest Airlines, Inc. (airlines) (1990-1992); and Vice President and Partner, Bain & Company (1986-1990).
-----------------------------------------------------------------

INTERESTED BOARD MEMBERS AND OFFICERS
--------------------------------------

 NAME, YEAR     POSITION   LENGTH    NUMBER          OTHER
                                     OF
                                     PORTFOLIOS
                                     IN FUND
OF BIRTH AND                         COMPLEX
   ADDRESS                 OF TIME   OVERSEEN    DIRECTORSHIPS
                            SERVED   BY BOARD        HELD
                                      MEMBER*
-----------------------------------------------------------------

**Charles B.  Trustee and  Since     142       None
Johnson       Chairman of  1999
(1933)        the Board
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman of the Board, Member - Office of the Chairman and
Director, Franklin Resources, Inc.; Director, Templeton
Worldwide, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin
Resources, Inc. and of 41 of the investment companies in
Franklin Templeton Investments.
-----------------------------------------------------------------

**Gregory E.  Trustee      Since     93        None
Johnson                    May 2007
(1961)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director, President and Chief Executive Officer, Franklin Resources, Inc.; President, Templeton Worldwide, Inc.; Vice President and Director, Franklin Advisers, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 33 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------

Mark          Vice         Since     Not       Not Applicable
Boyadjian     President    2003      Applicable
(1964)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Franklin Advisers, Inc. and Templeton
Worldwide, Inc.; and officer of two of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------

James M.      Chief        Chief     Not       Not Applicable
Davis         Compliance   ComplianceApplicable
(1952)        Officer and  Officer
One Franklin  Vice         since
Parkway       President -  2004 and
San Mateo,    AML          Vice
CA 94403-1906 Compliance   President
                           - AML
                           Compliance
                           since
                           2006

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director, Global Compliance, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc.
and of 46 of the investment companies in Franklin Templeton Investments; and FORMERLY, Director of Compliance, Franklin Resources, Inc. (1994-2001).
-----------------------------------------------------------------

Laura         Treasurer    Since     Not       Not Applicable
Fergerson                  2004      Applicable
(1962)
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President, Franklin Templeton Services, LLC; officer of 30 of the investment companies in Franklin Templeton Investments; and FORMERLY, Director and member of Audit and Valuation Committees, Runkel Funds, Inc. (2003-2004); Assistant Treasurer of most of the investment companies in Franklin Templeton Investments (1997-2003); and Vice President, Franklin Templeton Services, LLC (1997-2003).
-----------------------------------------------------------------

Jimmy D.      Senior Vice   Since     Not Applicable  Not
Gambill       President     2002                      Applicable
(1947)        and Chief
500 East      Executive
Broward       Officer
Blvd.         -Finance and
Suite 2100    Administration
Fort
Lauderdale,
FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President, Franklin Templeton Services, LLC; Senior Vice President, Templeton Worldwide, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------

David P.      Vice         Since     Not       Not Applicable
Goss (1947)   President    2000      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Associate General Counsel, Franklin Templeton
Investments; officer and director of one of the subsidiaries of
Franklin Resources, Inc.; and officer of 46 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------

Rupert H.     President    President Not       Not Applicable
Johnson, Jr.  and Chief    since     Applicable
(1940)        Executive    1999 and
One Franklin  Officer      Chief
Parkway       -Investment  Executive
San Mateo,    Management   Officer -
CA 94403-1906              Investment
                           Management
                           since
                           2002

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Director, Franklin Advisers, Inc. and Templeton Worldwide, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of
Franklin Resources, Inc. and of 44 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------

Karen L.      Vice         Since     Not       Not Applicable
Skidmore      President    2006      Applicable
(1952)        and
One Franklin  Secretary
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Associate General Counsel, Franklin Templeton
Investments; and officer of 30 of the investment companies in
Franklin Templeton Investments.
-----------------------------------------------------------------

Craig S.      Vice         Since     Not       Not Applicable
Tyle (1960)   President    2005      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
General Counsel and Executive Vice President, Franklin
Resources, Inc.; officer of some of the other subsidiaries of
Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments; and FORMERLY, Partner,
Shearman & Sterling, LLP (2004-2005); and General Counsel,
Investment Company Institute (ICI) (1997-2004).
-----------------------------------------------------------------

Galen G.      Chief        Since     Not       Not Applicable
Vetter (1951) Financial    2004      Applicable
500 East      Officer and
Broward       Chief
Blvd.         Accounting
Suite 2100    Officer
Fort
Lauderdale,
FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Senior Vice President, Franklin Templeton Services, LLC;
officer of 46 of the investment companies in Franklin Templeton
Investments; and FORMERLY, Managing Director, RSM McGladrey,
Inc. (1999-2004); and Partner, McGladrey & Pullen, LLP
(1979-1987 and 1991-2004).
-----------------------------------------------------------------


*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin
Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers.


**Charles B. Johnson is considered to be an interested person of the Trust under the federal securities laws due to his position as officer and director and major shareholder of Franklin Resources, Inc. (Resources), which is the parent company of the Fund's investment manager and distributor. Gregory E. Johnson is considered to be an interested person of the Trust under the federal securities laws due to his position as officer and director of Resources.

Note 1: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers and the father and uncle, respectively, of Gregory E.
Johnson.

Note 2: Prior to May 25, 2007, S. Joseph Fortunato, Rupert H.
Johnson, Jr. and Gordon S. Macklin ceased to be trustees of the Trust.


   (B)  BOARD OF TRUSTEES

The Trust has a Board of trustees. Each trustee will serve until that person resigns and/or a successor is elected and qualified. The Board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

BOARD COMMITTEES


The Board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent registered public accounting firm (auditors), including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal controls. The Audit Committee is comprised of the following Independent Trustees of the Trust: Edith E. Holiday, Frank W.T. LaHaye, Frank A. Olson and John B. Wilson. The Nominating Committee is comprised of the following Independent Trustees of the Trust: Harris J. Ashton, Robert
F. Carlson, Sam L. Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson.


The Nominating Committee is responsible for selecting candidates to serve as Board members and recommending such candidates (a) for selection and nomination as independent Board member by the incumbent independent Board member and the full Board; and (b) for selection and nomination as interested Board members by the full Board.

When the Board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full Board as nominees for election as Board members, including any recommendations by "Qualifying Fund Shareholders" (as defined below). To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the Board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Trust's offices at P.O. Box 997151, Sacramento, CA 95899-9983 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a Board member, including as an independent Board member, of the Trust. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an "interested person" of the Trust, as defined in the 1940 Act; and
(g) the written consent of each person recommended to serve as a Board member of the Trust if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

During the fiscal year ended July 31, 2006, the Audit Committee met four times and the Nominating Committee met eight times.


OWNERSHIP OF SHARES OF FUNDS IN FRANKLIN TEMPLETON INVESTMENTS
Board members historically have followed a policy of having substantial investments in one or more of the Franklin
Templeton funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through the adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund excluding committee fees in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund excluding committee fees in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual retainer and regulare board meeting fees paid to such board member. Investments in the name of family members or entities controlled by a Board member constitute fund holdings of such Board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected Board members. In implementing such policy, a Board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

The following tables provide the dollar range of equity securities beneficially owned by the Board on December 31, 2006.


INDEPENDENT BOARD MEMBERS
--------------------------

                                                  AGGREGATE DOLLAR
                                                  RANGE OF EQUITY
                                                 SECURITIES IN ALL
                                                 FUNDS OVERSEEN BY
                         DOLLAR RANGE OF EQUITY   THE BOARD MEMBER
NAME OF BOARD MEMBER     SECURITIES IN THE FUND   IN THE FRANKLIN
                                                   TEMPLETON FUND
                                                      COMPLEX
--------------------------------------------------------------------
Harris J. Ashton                   None           Over $100,000
Robert F. Carlson                  None           Over $100,000
Sam L. Ginn                        None           Over $100,000
Edith E. Holiday                   None           Over $100,000
Frank W.T. LaHaye                  None           Over $100,000
Frank A. Olson                     None           Over $100,000
Larry D. Thompson                  None           Over $100,000
John B. Wilson                     None           Over $100,000


INTERESTED BOARD MEMBERS
------------------------


                                                  AGGREGATE DOLLAR
                                                  RANGE OF EQUITY
                                                 SECURITIES IN ALL
                                                 FUNDS OVERSEEN BY
                         DOLLAR RANGE OF EQUITY   THE BOARD MEMBER
NAME OF BOARD MEMBER     SECURITIES IN THE FUND   IN THE FRANKLIN
                                                   TEMPLETON FUND
                                                      COMPLEX
--------------------------------------------------------------------
Charles B. Johnson                None           Over $100,000
Gregory E. Johnson                None           Over $100,000


   (C)  COMPENSATION


Board members who are not interested persons of the Fund or the manager are not currently paid by the Fund although they may receive fees in the future. Noninterested Board members also may serve as directors or trustees of other funds in Franklin Templeton Investments and may receive fees from these funds for their services. The fees payable to certain noninterested Board members by the other funds in Franklin Templeton Investments are subject to reductions resulting from fee caps limiting the amount of fees payable to Board members who serve on other boards within Franklin Templeton Investments. The following table provides the total fees paid to noninterested Board members by Franklin Templeton Investments.


                       TOTAL FEES     NUMBER OF BOARDS
                      RECEIVED FROM      IN FRANKLIN
                        FRANKLIN          TEMPLETON
       NAME             TEMPLETON      INVESTMENTS ON
                     INVESTMENTS(1)      WHICH EACH
                           ($)            SERVES(2)
--------------------------------------------------------
Harris J. Ashton         409,510             42
Robert F. Carlson        132,523             27
S. Joseph                292,948             N/A
Fortunato(3)
Sam L. Ginn                N/A               27
Edith E. Holiday         422,501             42
Frank W. T. LaHaye       225,560             28
Gordon S.                302,820             N/A
Macklin(4)
Frank A. Olson           373,818             41
Larry D. Thompson        147,950             40
John B. Wilson           117,917             27

1.  For the calendar year ended December 31, 2006.


2. We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.
3.  Retired, September 5, 2006.
4.  Retired, September 12, 2006.

Noninterested Board members are reimbursed for expenses incurred in connection with attending Board meetings and are paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or Board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or Board members who are shareholders of Franklin Resources, Inc. (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

   (D)  SALES LOADS

Not applicable.

   (E)  CODES OF ETHICS

The Fund and its manager have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund and its manager will be governed by the code of ethics. The code of ethics is on file with, and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The codes of ethics are also available on the EDGAR Database on the SEC's Internet website at http://www.sec.gov. Copies of the codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

   (F) PROXY VOTING POLICIES AND PROCEDURES


The board of trustees of the Trust has delegated the authority to vote proxies related to the portfolio securities held by the Fund to the Fund's manager Franklin Advisers, Inc. (Advisers) in accordance with the Proxy Voting Policies and Procedures
(Policies) adopted by the manager.


The manager has delegated its administrative duties with respect to the voting of proxies to the Proxy Group within Franklin
Templeton Companies, LLC (Proxy Group), an affiliate and wholly owned subsidiary of Franklin Resources, Inc. All proxies received by the Proxy Group will be voted based upon the manager's instructions and/or policies.


To assist it in analyzing proxies, the manager subscribes to Institutional Shareholder Services (ISS), an unaffiliated third party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote
recommendations, recordkeeping and vote disclosure services.   In
addition, the manager subscribes to Glass, Lewis & Co., LLC (Glass Lewis), an unaffiliated third party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies. Although ISS' and/or Glass Lewis' analyses are thoroughly reviewed and considered in making a final voting decision, the manager does not consider recommendations from ISS, Glass Lewis or any other third party to be determinative of the manager's ultimate decision. The manager votes proxies solely in the interests of the Fund and its shareholders. As a matter of policy, the officers, directors/trustees and employees of the Fund, the manager and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of the Fund and its shareholders. Efforts are made to resolve all conflicts in the interests of the manager's clients. Material conflicts of interest are identified by the Proxy Group based upon analyses of client, broker and vendor lists, information periodically gathered from trustees and officers, and information derived from other sources, including public filings. In situations where a material conflict of interest is identified, the Proxy Group will refer the matter, along with the recommended course of action by the manager to an interdepartmental Proxy Review Committee (which may include portfolio managers and/or research analysts employed by the manager), for evaluation and voting instructions. The Proxy Review Committee may defer to the voting recommendation of ISS, Glass Lewis or those of another independent third party provider of proxy services; or send the proxy directly to the Fund with a recommendation regarding the vote for approval.
Where the Proxy Review Committee refers a matter to the Fund, it may rely upon the instructions of a representative of the Fund, such as the board of trustees or a committee of the board.


The recommendation of management on any issue is a factor which the manager considers in determining how proxies should be voted, but is not determinative of the manager's ultimate decision. As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company's management. Each issue, however, is considered on its own merits, and the manager will not support the position of the company's management in any situation where it deems that the ratification of management's position would adversely affect the investment merits of owning that company's shares.

MANAGER'S PROXY VOTING POLICIES AND PRINCIPLES The manager has adopted general proxy voting guidelines, which are summarized below. These guidelines are not an exhaustive list of all the issues that may arise and the manager cannot anticipate all future situations. In all cases, each proxy will be considered based on the relevant facts and circumstances.

BOARD OF DIRECTORS. The manager supports an independent Board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. The manager will generally vote against management efforts to classify a Board and will generally support proposals to declassify the Board of directors. The manager may withhold votes from directors who have attended less than 75% of meetings without a valid reason. While generally in favor of separating Chairman and CEO positions, the manager will review this issue as well as proposals to restore or provide for cumulative voting on a case-by-case basis, taking into consideration factors such as the company's corporate governance guidelines or provisions and performance.

RATIFICATION OF AUDITORS OF PORTFOLIO COMPANIES. In light of several high profile accounting scandals, the manager will closely scrutinize the role and performance of auditors. On a case-by-case basis, the manager will examine proposals relating to non-audit relationships and non-audit fees. The manager will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of accounting irregularities or negligence.


MANAGEMENT AND DIRECTOR COMPENSATION. A company's equity-based compensation plan should be in alignment with its shareholders' long-term interests. The manager believes that executive compensation should be directly linked to the performance of the company. The manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable, including the ISS quantitative model utilized to assess such plans and/or the Glass Lewis evaluation of the plans. The manager will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment "evergreen" feature. The manager will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.


Severance compensation arrangements will be reviewed on a case-by-case basis, although the manager will generally oppose "golden parachutes" that are considered to be excessive. The manager will normally support proposals that require a percentage of directors' compensation to be in the form of common stock, as it aligns their interests with those of shareholders. The manager will review on a case-by-case basis any shareholder proposals to adopt policies on expensing stock option plans.

ANTI-TAKEOVER MECHANISMS AND RELATED ISSUES. The manager generally opposes anti-takeover measures since they tend to reduce shareholder rights. On occasion, the manager may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm the Fund or its shareholders' interests. The manager generally supports proposals that require shareholder rights' plans ("poison pills") to be subject to a shareholder vote and will closely evaluate such plans on a case-by-case basis to determine whether or not they warrant support. The manager will generally vote against any proposal to issue stock that has unequal or subordinate voting rights. The manager generally opposes any supermajority voting requirements as well as the payment of "greenmail." The manager generally supports "fair price" provisions and confidential voting.

CHANGES TO CAPITAL STRUCTURE. The manager will review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase and proposals seeking preemptive rights. The manager will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. The manager will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable.

MERGERS AND CORPORATE RESTRUCTURING. Mergers and acquisitions will be subject to careful review by the research analyst to determine whether each will be beneficial to shareholders. The manager will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring and reincorporation proposals are also subject to a thorough examination on a case-by-case basis.

SOCIAL AND CORPORATE POLICY ISSUES. The manager will generally give management discretion with regard to social, environmental and ethical issues, although the manager may vote in favor of those that are believed to have significant economic benefits or implications for the Fund and its shareholders.

GLOBAL CORPORATE GOVERNANCE. Many of the tenets discussed above are applied to proxy voting decisions for international companies. However, the manager must be more flexible in these instances and must be mindful of the varied market practices of each region.

The manager will attempt to process every proxy it receives for all domestic and foreign issuers. However, there may be situations in which the manager cannot process proxies, for example, where a meeting notice was received too late, or sell orders preclude the ability to vote. If a security is on loan, the manager may determine that it is not in the best interests of the Fund to recall the security for voting purposes. Also, the manager may abstain from voting under certain circumstances or vote against items such as "Other Business" when the manager is not given adequate information from the company.


Shareholders may view the complete Policies online at franklintempleton.com. Alternatively, shareholders may request copies of the Policies free of charge by calling the Proxy Group collect at 1-954-527-7678 or by sending a written request to:
Franklin Templeton Companies, LLC, 500 East Broward Boulevard, Suite 1500, Fort Lauderdale, FL 33394, Attention: Proxy Group. Copies of the Fund's proxy voting records are available online at franklintempleton.com and posted on the SEC website at www.sec.gov and reflect the 12-month period beginning July 1, 2005 and ending June 30, 2006.



ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

   (A)  CONTROL PERSONS


As of May 17, 2007, the following shareholders owned more than 25% of the Fund's shares that were issued and outstanding:

      (1)  Chase Manhattan Bank (Ireland) FBO Franklin
           Floating Rate Fund plc, organized in Ireland, owned
           113,284,802.303 Fund shares or 99.98% of the Fund shares that were issued and outstanding


   (B)  PRINCIPAL HOLDERS

Except for the companies referred to above, to the best knowledge of the Fund, no other person holds beneficially or of record more than 5% of the outstanding shares of the Fund.

   (C)  MANAGEMENT OWNERSHIP


As of May 17, 2007, the officers and Board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund. The Board members may own shares in other funds in Franklin Templeton Investments.


ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES

   (A)  INVESTMENT ADVISERS

MANAGER AND SERVICES PROVIDED
The Fund's investment manager is Franklin Advisers, Inc. (Advisers). Advisers is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson, Chairman of the Board and Trustee of the Trust, and Rupert H. Johnson, Jr., President, Chief Executive Officer - Investment Management and Trustee of the Trust, are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The manager also selects the brokers who execute the Fund's portfolio transactions. The manager provides periodic reports to the Board, which reviews and supervises the manager's investment activities. To protect the Fund, the manager and its officers, directors and employees are covered by fidelity insurance.

The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the Fund. Similarly, with respect to the Fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages. Because the manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund's ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.


MANAGEMENT FEES

The Fund pays the manager a fee equal to an annual rate of 0.80% of the average daily net assets of the Fund. The fee is computed daily according to the terms of the management agreement.

For the last three fiscal years ended July 31, the fund paid the following management fees:

    MANAGEMENT FEES PAID ($)
-------------------------------
2004(1)              2,449,711
2005(2)              5,640,435
2006(3)              6,385,153

1. For the fiscal year ended July 31, 2004, management fees, before any advance waiver, totaled $3,488,943. Under an agreement by the manager to waive its fee, the Fund paid the management fees shown.
2. For the fiscal year ended July 31, 2005, management fees, before any advance waiver, totaled $7,803,719. Under an agreement by the manager to waive its fee, the Fund paid the management fees shown.
3. For the fiscal year ended July 31, 2006, management fees, before any advance waiver, totaled $8,791,933. Under an agreement by the manager to waive its fee, the Fund paid the management fees shown.

   (B)  PRINCIPAL UNDERWRITER

Not applicable.

   (C)  SERVICES PROVIDED BY EACH INVESTMENT ADVISER AND FUND
      EXPENSES PAID BY THIRD PARTIES

Not applicable.

   (D)  SERVICE AGREEMENTS

Not applicable.

   (E)  OTHER INVESTMENT ADVICE

Not applicable.

   (F)  DEALER REALLOWANCES

Not applicable.

   (G)  RULE 12B-1 PLANS

Not applicable.

   (H)  OTHER SERVICE PROVIDERS


ADMINISTRATOR AND SERVICES PROVIDED. Franklin Templeton Services, LLC (FT Services) has an agreement with the Trust to provide certain administrative services and facilities for the Fund. FT Services is an indirect, wholly owned subsidiary of Resources and is an affiliate of the Fund's manager.


The administrative services FT Services provides include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.


ADMINISTRATION FEES. The Fund pays FT Services a monthly fee equal to an annual rate of:


o 0.15% of the Fund's average daily net assets up to $200 million;

o 0.135% of average daily net assets over $200 million up to $700 million;

o 0.10% of average daily net assets over $700 million up to $1.2 billion; and
o   0.075% of average daily net assets over $1.2 billion.

During the last three fiscal years ended July 31, the Fund paid
FT Services the following administration fees:

 ADMINISTRATION FEES PAID ($)
-------------------------------
2004(1)              0
2005(2)              0
2006(3)              0

1. For the fiscal year ended July 31, 2004, administration fees, before any advance waiver, totaled $618,229. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.
2. For the fiscal year ended July 31, 2005, administration fees, before any advance waiver, totaled $1,250,465. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown..
3. For the fiscal year ended July 31, 2006, administration fees, before any advance waiver, totaled $1,373,991. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.




SHAREHOLDER SERVICING AND TRANSFER AGENT. Franklin Templeton Investor Services, LLC (Investor Services), a wholly owned subsidiary of Resources, is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313. Please send all correspondence to Investor Services at P.O. Box 997151, Sacramento, CA 95899-9983.


Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.


CUSTODIAN. Bank of New York, Mutual Funds Division, 100 Church Street, New York, New York 10286, acts as custodian of the securities and other assets of the Fund. As foreign custody manager, the bank selects and monitors foreign sub-custodian banks, selects and evaluates non-compulsory foreign depositories, and furnishes information relevant to the selection of compulsory depositories.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco, CA 94111-4004, is the Fund's independent registered public accounting firm. The Independent Registered Public Accounting Firm audits the financial statements included in the Trust's Annual Report to Shareholders.



ITEM 15. PORTFOLIO MANAGERS


PORTFOLIO MANAGERS The following table shows the number of other accounts managed by each portfolio manager and the total assets in the accounts managed within each category on March 31, 2006:

---------------------------------------------------------------------
Name      Number     Assets     Number of  Assets     Number   Assets
          of Other   of Other   Other      of Other   of       of
          Registered Registered Pooled     Pooled     Other    Other
          Investment Investment Investment Investment Accounts Accounts
          Companies  Companies  Vehicles   Vehicles   Managed  (1Managed
          Managed    Managed    Managed(1) Managed             (x $1
                     (x $1                 (x $1               million)
                     million)              million)(1)         (1)
---------------------------------------------------------------------
Richard   2          2,783.0      1       1,096.5      1       529.4
Hsu
Madeline  1          2,212.2      1       1,096.5     N/A        0
Lam
---------------------------------------------------------------------


1. The various pooled investment vehicles and accounts listed are managed by a team of investment professionals. Accordingly, the individual managers listed would not be solely responsible for managing such listed amounts.

Portfolio managers that provide investment services to the Fund may also provide services to a variety of other investment products, including other funds, institutional accounts and private accounts. The advisory fees for some of such other products and accounts may be different than that charged to the Fund and may include performance based compensation. This may result in fees that are higher (or lower) than the advisory fees paid by the Fund. As a matter of policy, each fund or account is managed solely for the benefit of the beneficial owners thereof. As discussed below, the separation of the trading execution function from the portfolio management function and the application of objectively based trade allocation procedures helps to mitigate potential conflicts of interest that may arise as a result of the portfolio managers managing accounts with different advisory fees.

CONFLICTS. The management of multiple funds, including the Fund, and accounts may also give rise to potential conflicts of interest if the funds and other accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his or her time and investment ideas across multiple funds and accounts. The manager seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment strategies that are used in connection with the management of the Fund. Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which may minimize the potential for conflicts of interest. As noted above, the separate management of the trade execution and valuation functions from the portfolio management process also helps to reduce potential conflicts of interest. However, securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund. Moreover, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of that opportunity across all eligible funds and other accounts. The manager seeks to manage such potential conflicts by using procedures intended to provide a fair allocation of buy and sell opportunities among funds and other accounts.

The structure of a portfolio manager's compensation may give rise to potential conflicts of interest. A portfolio manager's base pay and bonus tend to increase with additional and more complex responsibilities that include increased assets under management. As such, there may be an indirect relationship between a portfolio manager's marketing or sales efforts and his or her bonus.

Finally, the management of personal accounts by a portfolio manager may give rise to potential conflicts of interest. While the funds and the manager have adopted a code of ethics which they believe contains provisions reasonably necessary to prevent a wide range of prohibited activities by portfolio managers and others with respect to their personal trading activities, there can be no assurance that the code of ethics addresses all individual conduct that could result in conflicts of interest.

The manager and the Fund have adopted certain compliance procedures that are designed to address these, and other, types of conflicts. However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.


COMPENSATION.   The manager seeks to maintain a compensation
program that is competitively positioned to attract, retain and motivate top-quality investment professionals. Portfolio managers receive a base salary, a cash incentive bonus opportunity, an equity compensation opportunity, and a benefits package. Portfolio manager compensation is reviewed annually and the level of compensation is based on individual performance, the salary range for a portfolio manager's level of responsibility and Franklin Templeton guidelines. Portfolio managers are provided no financial incentive to favor one fund or account over another. Each portfolio manager's compensation consists of the following three elements:

      BASE SALARY  Each portfolio manager is paid a base salary.

      ANNUAL BONUS Annual bonuses are structured to align the interests of the portfolio manager with those of the Fund's shareholders. Each portfolio manager is eligible to receive an annual bonus. Bonuses generally are split between cash (50% to 65%) and restricted shares of Franklin Resources stock (17.5% to 25%) and mutual fund shares (17.5% to 25%). The deferred equity-based compensation is intended to build a vested interest of the portfolio manager in the financial performance of both Franklin Resources and mutual funds advised by the manager. The bonus plan is intended to provide a competitive level of annual bonus compensation that is tied to the portfolio manager achieving consistently strong investment performance, which aligns the financial incentives of the portfolio manager and Fund shareholders. The Chief Investment Officer of the manager and/or other officers of the manager, with responsibility for the Fund, have discretion in the granting of annual bonuses to portfolio managers in accordance with Franklin Templeton guidelines. The following factors are generally used in determining bonuses under the plan:

      o INVESTMENT PERFORMANCE. Primary consideration is given to the historic investment performance of all accounts managed by the portfolio manager over the 1, 3 and 5 preceding years measured against risk benchmarks developed by the fixed income management team. The pre-tax performance of each fund managed is measured relative to a relevant peer group and/or applicable benchmark as appropriate.

      o NON-INVESTMENT PERFORMANCE. The more qualitative contributions of the portfolio manager to the manager's business and the investment management team, including business knowledge, productivity, customer service, creativity, and contribution to team goals, are evaluated in determining the amount of any bonus award.

      o RESPONSIBILITIES. The characteristics and complexity of funds managed by the portfolio manager are factored in the manager's appraisal.

      ADDITIONAL LONG-TERM EQUITY-BASED COMPENSATION Portfolio managers may also be awarded restricted shares or units of Franklin Resources stock or restricted shares or units of one or more mutual funds, and options to purchase common shares of Franklin Resources stock. Awards of such deferred equity-based compensation typically vest over time, so as to create incentives to retain key talent.

Portfolio managers also participate in benefit plans and programs available generally to all employees of the manager.


OWNERSHIP OF FUND SHARES. The manager has a policy of encouraging portfolio managers to invest in the funds they manage. Exceptions arise when, for example, a fund is closed to new investors or when tax considerations or jurisdictional constraints cause such an investment to be inappropriate for the portfolio manager. The following is the dollar range of Fund shares beneficially owned by each portfolio manager as of March 31, 2006 (such amounts may change from time to time):


      -----------------------------------------
      Portfolio Manager  Dollar  Range of Fund
                         Shares  Beneficially
                                 Owned
      -----------------------------------------
      Richard Hsu                None
      Madeline Lam               None
      -----------------------------------------


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES

The manager selects brokers and dealers to execute the Fund's portfolio transactions in accordance with criteria set forth in the management agreement and any directions that the Board may give.

When placing a portfolio transaction, the trading department of the manager seeks to obtain "best execution" -- the best combination of high quality transaction execution services, taking into account the services and products to be provided by the broker or dealer, and low relative commission rates with the view of maximizing value for the Fund and its other clients. For most transactions in equity securities, the amount of commissions paid is negotiated between the manager and the broker executing the transaction. The determination and evaluation of the reasonableness of the brokerage commissions paid are based to a large degree on the professional opinions of the persons within the trading department of the manager responsible for placement and review of the transactions. These opinions are based on the experience of these individuals in the securities industry and information available to them about the level of commissions being paid by other institutional investors. The manager may also place orders to buy and sell equity securities on a principal rather than agency basis if the manager believes that trading on a principal basis will provide best execution. Orders for fixed income securities are ordinarily placed with market makers on a net basis, without any brokerage commissions. Purchases of portfolio securities from underwriters will include a commission or concession paid to the underwriter, and purchases from dealers will include a spread between the bid and ask price.

The manager may cause the Fund to pay certain brokers commissions that are higher than those another broker may charge, if the manager determines in good faith that the amount paid is reasonable in relation to the value of the brokerage and research services it receives. This may be viewed in terms of either the particular transaction or the manager's overall responsibilities to client accounts over which it exercises investment discretion. The brokerage commissions that are used to acquire services other than brokerage are known as "soft dollars." Research provided can be either proprietary (created and provided by the broker-dealer, including tangible research products as well as access to analysts and traders) or third-party (created by a third party but provided by the broker-dealer). To the extent permitted by applicable law, the manager may use soft dollars to acquire both proprietary and third party research.

The research services that brokers may provide to the manager include, among others, supplying information about particular companies, markets, countries, or local, regional, national or transnational economies, statistical data, quotations and other securities pricing information, and other information that provides lawful and appropriate assistance to the manager in carrying out its investment advisory responsibilities. These services may not always directly benefit the Fund. They must, however, be of value to the manager in carrying out its overall responsibilities to its clients.

It is not possible to place an accurate dollar value on the special execution or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms. The receipt of these products and services does not reduce the manager's research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

Due to the nature of the primary investments by the Fund, the Fund will generally pay no brokerage commissions or very little brokerage commissions.

For the fiscal years ended July 31, 2004, July 31, 2005, and July
31, 2006, the Fund did not pay any brokerage fees.

The Fund did not own securities of its regular broker-dealers during the last fiscal year.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

The Trust and the Fund are authorized to issue an unlimited number of shares of beneficial interest. The shares may be offered in multiple classes. Although the Board does not currently intend to do so, it may classify and reclassify any unissued Trust shares at any time. This means that the Board may establish rights, powers and duties of a series or class of shares (including variations in the relative rights and preferences between the different series and classes) other than as currently exists for the Fund's shares. The description of the Fund's shares below are subject to the terms of the Trust's Amended and Restated Declaration of Trust and Amended and Restated Bylaws of the Trust.

The Fund's shares do not have preemptive rights. Currently, the Fund is the only series of the Trust and the Fund's shares are the only shares outstanding. The Fund's shares currently have equal voting, distribution and liquidation rights. The Fund's outstanding shares (i.e., the shares issued prior to the date of the initial prospectus) are fully paid and nonassessable and the shares offered by the applicable prospectus will be fully paid and nonassessable. Shareholders are entitled to one vote per share.

The shareholders of the Trust and the Fund have noncumulative voting rights. This gives holders of more than 50% of the Trust's outstanding shares the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

In addition, the Fund expects that it will arrange with the Feeder Funds for voting rights as provided in Section
12(d)(1)(E)(iii)(aa) of the 1940 Act.

The Board has approved the offering of the Fund's shares that are being offered by the Prospectus. The 1940 Act requires that the Fund's shares be sold at a price equal to the then-current NAV per share (not including underwriting discounts and commissions, none of which apply to the Fund's shares). There are exceptions to this requirement, such as an offering to existing shareholders or if a majority of the holders of the Fund's outstanding securities approve it. A certificate or certificates for shares of the Fund may be issued at the discretion of the Board.

Any meeting of shareholders may be called at any time by the Board, by the chairperson of the Board or by the president of the Trust for the purpose of taking action upon any matter deemed by the Board to be necessary or desirable. To the extent permitted by the 1940 Act, a meeting of the shareholders for the purpose of electing Trustees may also be called by the chairperson of the Board, or shall be called by the president or any vice-president of the Trust at the request of the shareholders holding not less than twenty five (25) percent of the shares, provided that the shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such shareholders. No meeting shall be called upon the request of shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES

The Board has delegated to the manager the task of ensuring that regulatory guidelines governing the fair valuation for securities are applied to the Fund and that the required level of liquidity
is maintained.   The manager has formed a Valuation & Liquidity
Oversight Committee (VLOC) to oversee these obligations. The VLOC oversees and administers the policies and procedures governing fair valuation and liquidity determination of securities. The VLOC meets monthly to review and approve fair value and liquidity reports and conduct other business, and meets whenever necessary to review potential significant market events and take appropriate steps to adjust valuations in accordance with established policies. The VLOC provides regular reports that document its activities to the Board for its review and approval of pricing determinations at scheduled meetings. VLOC meeting minutes are regularly submitted to the Board for their review.

The Trust's policies and procedures governing fair valuation and liquidity determination of securities have been initially reviewed and approved by the Board and any material amendments will also be reviewed and approved by the Board. The manager's compliance staff conducts periodic reviews of compliance with the policies and provides at least annually a report to the Board regarding the operation of the policies and any material changes recommended as a result of such review.

ITEM 19.  TAXATION OF THE FUND

CLASSIFICATION OF THE FUND

The Fund will be treated as a separate partnership for federal income tax purposes and not as an association taxable as a corporation. The Fund will not be a "regulated investment company."


An organization that is classified as a partnership under certain entity classification rules contained in the Treasury Regulations nevertheless may be treated as a corporation for federal income tax purposes. Under Section 7704 of the Internal Revenue Code of 1986, as amended (the "Code"), certain "publicly traded partnerships" are taxable as corporations. Treasury Regulations issued under Section 7704 of the Code provide that if all of the interests in a partnership are offered in a private placement, and the partnership has not more than 100 partners, the interests in the partnership will not be considered readily tradable on a secondary market (or its substantial equivalent). The Fund intends to monitor the number of its shareholders so as not to be treated as a publicly traded partnership.

If the Fund failed to qualify for an available safe harbor from treatment as a publicly traded partnership (including the safe harbor discussed above), the Fund would be classified as an association taxable as a corporation. If the Fund was taxable as a corporation, shareholders would be treated as shareholders of a corporation and (a) items of income, gain, loss and deduction would not flow through to shareholders to be accounted for on their US federal income tax returns; (b) cash distributions would be treated as corporate distributions to shareholders, some or all of which might be taxable as dividends, and (c) the taxable income of the Fund would be subject to the US federal income tax imposed on corporations.


TAXATION OF PARTNERSHIP OPERATIONS GENERALLY


As a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each shareholder in the Fund will be required to report separately on its own income tax return its distributive share of items of the Fund's income, gain, losses, deductions and credits, and to do so regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. In addition, if a shareholder purchases Fund shares at a net asset value which includes unrealized gains and those gains are later realized, the shareholder's share of the taxable gain may include gain attributable to the time period prior to the purchase. In general, cash distributions by the Fund to a shareholder will represent a non-taxable, downward basis adjustment up to the amount of such shareholder's adjusted tax basis in its Fund shares.

ALLOCATION OF PARTNERSHIP INCOME, GAINS AND LOSSES

The Fund, in general, will allocate items of its income, gain, deduction and loss for federal income tax purposes in accordance with each shareholder's interest in the Fund for each taxable year. Thus, allocations of the shareholder's tax items, to the extent practicable, will equitably reflect the net returns on investment of each shareholder in the Fund.


CALCULATION OF INVESTOR'S "ADJUSTED TAX BASIS"


Each shareholder's adjusted basis in its Fund shares will equal its purchase price for the shares, increased by the amount of its share of items of income and gain of the Fund and reduced, but not below zero, by: (a) the amount of its share of Fund deductions and losses; (b) expenditures which are neither properly deductible nor properly chargeable to its capital account; and (c) the amount of any distributions received by such shareholder. A shareholder's basis in its Fund shares would also be increased by its share of any Fund non-recourse liabilities (but only to the extent that no shareholder bears any risk of loss).


CURRENT DISTRIBUTIONS BY THE FUND; REDEMPTIONS
CURRENT DISTRIBUTIONS/PARTIAL REDEMPTIONS. A current cash distribution by the Fund with respect to shares held by a shareholder will result in taxable gain to the distributee shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. Gain recognized as a result of such distributions is considered gain from the sale or exchange of the shareholder's shares in the Fund. Loss is not recognized by a shareholder as a result of a current distribution by the Fund. A current distribution reduces the distributee shareholder's adjusted basis in its Fund shares, but not below zero.

LIQUIDATION OF A SHAREHOLDER'S ENTIRE INTEREST IN THE FUND. Generally, a distribution or series of distributions by the Fund to an shareholder that results in termination of its entire interest in the Fund results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the shareholder's adjusted basis in its Fund shares. When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the shareholder's adjusted basis in its Fund shares exceeds the amount of money distributed and the basis to the shareholder of any unrealized receivables distributed. Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee shareholder's Fund shares and generally will be capital gain or loss.

PRE-CONTRIBUTION GAIN. Certain tax rules limit the use of partnerships such as the Fund to eliminate taxation of built-in gain on appreciated assets contributed to a partnership. Under these rules, pre-contribution gain or loss is recognized by a shareholder that contributes property to the Fund if the property is subsequently distributed to another shareholder within seven years after the date of the original contribution. A similar seven-year limitation applies to a redeeming shareholder if the Fund distributes appreciated property to the shareholder and the shareholder had previously contributed different property to the Fund. In the latter case, pre-contribution gain (but not loss) is recognized by the redeeming shareholder to the extent of the lesser of the amount of appreciation in the property on the distribution date and amount of pre-contribution gain.



TAX TREATMENT OF CAPITAL GAINS AND LOSSES

Amounts realized from the sale or exchange of assets of the Fund will generally be treated as capital gains or losses. A net capital loss allocated to a shareholder may be used to offset other capital gains. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. Shareholders other than corporations are generally subject to the tax rules applicable to individuals.


LIMITATIONS ON LOSSES AND DEDUCTIONS

Although each shareholder must take into account their distributive share of the Fund's tax items, the ability to deduct the shareholder's distributive share of the Fund's losses and expenses, if any, may be limited under one or more provisions of the Code. There can be no assurance that any losses or expenses of a Fund will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder's share of income in subsequent years.


U.S. GOVERNMENT OBLIGATIONS

States grant tax-free status to a shareholder's allocable share of interest earned by the Fund on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Fund. Investments in Ginnie Mae or Fannie Mae securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

DIVIDENDS-RECEIVED DEDUCTION

Because the Fund's income primarily consists of interest rather than dividends, none of its income allocated to a U.S. corporate shareholder will generally be eligible for the dividends-received deduction.

INVESTMENT IN COMPLEX SECURITIES

The Fund may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund and/or defer the Fund's ability to recognize losses. In turn, these rules may affect the amount, timing or character of the income allocated to shareholders of the Fund. If the Fund purchases shares in certain foreign investment entities called "passive foreign investment companies," shareholders of the Fund may be subject to U.S federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of these shares even if the Fund distributes such income to its shareholders.

TAX-EXEMPT INVESTORS

Certain tax-exempt organizations are subject to a tax on "unrelated business taxable income" (UBTI). Income from certain types of investments made by the Fund which is allocated to tax-exempt shareholders could be treated as UBTI subject to tax. In addition, to the extent that the Fund borrows in connection with the acquisition of any property, income from such debt-financed property may be subject to the tax on UBTI. If the Fund incurs UBTI, it intends to furnish annually to each tax-exempt shareholder after the end of the Fund's fiscal year the information necessary to enable the shareholder to determine the portion of its distributive share of each item of income, gain and deduction that is to be taken into account in determining UBTI.


RECEIPT OF EXCESS INCLUSION INCOME BY THE FUND
Income received by the Fund from equity interests of certain mortgage pooling vehicles or from its investment in a residual interest in a Real Estate Mortgage Investment Conduit (REMIC), either directly or through an investment in a REIT that holds such interests or qualifies as a taxable mortgage pool, is treated as "excess inclusion income." In general, this income is required to be allocated to a Fund shareholder in accordance with such shareholder's distributive share of the Fund's income, gains, losses, deductions and credits with the same consequences as if the shareholder directly received the excess inclusion income. The Fund must pay the tax on its excess inclusion income that is allocable to "disqualified organizations," which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI.
Excess inclusion income may not be offset with net operating losses, represents unrelated business taxable income in the hands of a tax-exempt shareholder that is not a disqualified organization, and is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to a shareholder who is not a U.S. person.

TAX-EXEMPT ENTITIES ENTERING INTO PROHIBITED TAX-SHELTERED
TRANSACTIONS

As a result of changes effected by the Tax Increase Prevention and Reconciliation Act of 2005, certain tax exempt entities and entity managers are now subject to taxes and reporting requirements in connection with the participation by the tax-exempt entity in a "prohibited tax-sheltered transaction." Entities described in Section 501(c), 501(d), 170(c) of the Code, and Indian Tribal Governments (within the meaning of Section 7701(a)(40) of the Code) are subject to entity level taxation if they become a party to a prohibited tax-sheltered transaction. Those entities, along with IRAs and certain pension and other benefit plans are also subject to certain reporting obligations if such entity is a party to a prohibited tax-sheltered transaction and is subject to penalties for failure to comply with such reporting requirements. If an entity manager of a tax-exempt entity approves such entity as a party to a prohibited tax-sheltered transaction at any time during the year or had known or has reason to know that the transaction is a prohibited tax-sheltered transaction, the entity manager is subject to a tax of $20,000 for each approval. For these purposes, the term entity manager is defined generally as the person with responsibility or authority or who approves or otherwise causes the entity to be a party to the prohibited tax-sheltered transaction. Prohibited tax-sheltered transactions include listed transactions (i.e., transactions identified by the Secretary of Treasury as a tax avoidance transaction for purposes of Section 6011 of the Code and identified by notice, regulation or otherwise as a listed transaction) and prohibited reportable transactions (defined as confidential transactions or transactions with contractual protection which is a reportable transaction). The Secretary of Treasury has given authority to promulgate regulations which provide guidance with respect to many of these provisions. Each tax exempt entity purchasing Fund shares should consult its own tax adviser as to the application of these reporting obligations to other specific situations.


FOREIGN INCOME TAXES

The Fund may pay or accrue foreign income taxes in connection with its investments. Such amounts will be deemed to be paid to the foreign government by the shareholders of the Fund. A shareholder may (subject to certain limitations) elect each taxable year to treat its share of these foreign income taxes as a credit against its U.S. income tax liability or to deduct such amount from its U.S. taxable income. However, a shareholder's ability to obtain a credit or deduction for such taxes depends on the particular circumstances applicable to that shareholder, and it is possible that a shareholder may get little or no benefit with respect to its share of foreign taxes paid or accrued by the Fund.


QUALIFIED DIVIDEND INCOME FOR INDIVIDUALS

Because the Fund's income primarily consists of interest rather than dividends, generally none of its income allocated to a shareholder will be qualified dividends eligible for taxation at long-term capital gain rates.


NON-U.S. INVESTORS


If the Fund is not deemed to be engaged in a U.S. trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from U.S. sources allocated to non-U.S. shareholders at a 30% (or lower treaty and not otherwise subject to a limitation of benefits under the Code) rate. Certain categories of income, including portfolio interest, are not subject to U.S. withholding tax. Capital gains (other than gain realized on disposition of U.S. real property interests) are not subject to U.S. withholding tax unless the non-U.S. shareholder is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. If, on the other hand, the Fund derives income which is effectively connected with a U.S. trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US shareholders at the highest rate of tax applicable to U.S. residents, and non-US shareholders generally would be required to file U.S. income tax returns and be subject to U.S. income tax on a net basis. Non-U.S. shareholders are subject to special U.S. tax certification requirements and non-U.S. shareholders who are individuals may be subject to U.S. estate tax.


STATE AND LOCAL TAXATION

A shareholder's distributive share of the Fund's taxable income or loss generally is taken into account in determining the shareholder's state and local income tax liability in a jurisdiction in which such shareholder is a resident or does business.


TAX SHELTER REPORTING REQUIREMENTS

Certain "reportable transactions" require that participants file disclosure statements with the IRS on Form 8886, and impose significant penalties for the failure to do so. Provisions in the Code impose a significant penalty on taxpayers who participate in a reportable transaction and fail to make the required disclosure. The penalty generally is $10,000 for natural persons and $50,000 for other persons (increased to $100,000 and $200,000, respectively, if the reportable transaction is a "listed" transaction). In general, a "reportable transaction" is one determined by the IRS to have the potential for tax avoidance or tax evasion under Treasury Regulations. A transaction may be a reportable transaction based upon any of several indicia with respect to a holder, including the recognition of a loss in excess of certain thresholds. Although it is not contemplated that an investment in the Fund will result in a reportable transaction, investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment and the penalty discussed above. A shareholder (and each employee, representative, or other agent of the shareholder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in the Fund and all materials of any kind (including opinions or other tax analyses) that are provided to the shareholder relating to such tax treatment and tax structure, except to the extent that such disclosure is restricted by applicable securities laws.

U.S. TREASURY CIRCULAR 230 NOTICE This discussion of "Taxation of the Fund" is not intended or written to be used, and cannot be used, by you for the purpose of avoiding any penalties that may be imposed by the Internal Revenue Service. It is not written as tax advice, and does not purport to deal with all of the federal, state or foreign tax consequences that may be applicable to your investment in the Fund. You should consult your personal tax advisor for advice on these consequences.


THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR
CAREFUL INCOME TAX PLANNING.  PROSPECTIVE FUND SHAREHOLDERS ARE
URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE
EFFECTS OF THIS INVESTMENT IN THEIR OWN TAX SITUATION.

ITEM 20.  UNDERWRITERS

Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 22. FINANCIAL STATEMENTS


The audited financial statements and Report of Independent Registered Public Accounting Firm in the Trust's Annual Report to Shareholders for the fiscal year ended July 31, 2006, and the unaudited financial statements in the Trust's Semi Annual report to Shareholders for the period ended January 31, 2007, are incorporated by reference (are legally a part of this Part B).




USEFUL TERMS AND DEFINITIONS

1940 Act - Investment Company Act of 1940, as amended. The 1940
Act governs the operations of the Fund.

1933 Act - Securities Act of 1933, as amended

Agent Bank - A Lender that administers a Corporate Loan on behalf of all Lenders on a Corporate Loan. The Agent Bank typically is responsible for the collection of principal and interest and fee payments from the Borrower, and distributes these payments to the other Lenders. The Agent Bank is usually responsible for enforcing the terms of the Corporate Loan. The Agent Bank is compensated for these services.

Assignment - An interest in a portion of a Corporate Loan. The purchaser of an Assignment steps into the shoes of the original Lender. An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.

Board - The Board of Trustees of the Trust

Borrower - A corporation that borrows money under a Corporate
Loan or issues Corporate Debt Securities. The Borrower is obligated to make interest and principal payments to the Lender of a Corporate Loan or to the holder of a Corporate Debt Security.

CD - Certificate of deposit

CD Rate - The interest rate currently available on certificates of deposit

Code - Internal Revenue Code of 1986, as amended

Corporate Debt Securities - Obligations issued by corporations in return for investments by securityholders. In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments. The corporation typically pledges to the securityholders collateral which will become the property of the securityholders in case the corporation defaults in paying interest or in repaying the amount of the investments to securityholders.

Corporate Loan - A loan made to a corporation. In return, the corporation makes payments of interest and principal to the Lenders. The corporation typically pledges collateral which becomes the property of the Lenders, in case the corporation defaults in paying interest or principal on the loan. Corporate Loans include Participation Interests in Corporate Loans and Assignments of Corporate Loans.

Declaration of Trust - The Amended and Restated Agreement and
Declaration of Trust of the Trust, which is the basic charter document of the Trust

Floating Interest Rate - One of the following: (i) a variable interest rate which adjusts to a base interest rate, such as LIBOR or the CD Rate on set dates; or (ii) an interest rate that floats at a margin above a generally recognized base lending interest rate such as the Prime Rate of a designated U.S. bank.

Franklin Templeton Investments - Franklin Resources, Inc., a publicly owned holding company, and its various subsidiaries

FT Services - Franklin Templeton Services, LLC, the Fund's administrator

Illiquid - Illiquid property or securities cannot be sold within seven days, in the ordinary course of business, at approximately the valued price.

Intermediate Participant - A Lender, Participant or Agent Bank interposed between the Fund and a Borrower, when the Fund invests in a Corporate Loan through a Participation Interest.

Investor Services - Franklin Templeton Investor Services, LLC., the Fund's shareholder servicing and transfer agent

IRS - Internal Revenue Service

Lender - The party that loans money to a corporation under a Corporate Loan. A Corporate Loan in which the Fund may invest is often negotiated and structured by a group of Lenders. The Lenders typically consist of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions. The Fund acts as a Lender when it directly invests in a Corporate Loan or when it purchases an Assignment.

LIBOR - The London InterBank Offered Rate, the interest rate that the most creditworthy international banks charge each other for large loans.

Moody's - Moody's Investors Service

NASD - National Association of Securities Dealers, Inc.

Net Asset Value (NAV) - The net asset value of an investment company is determined by deducting the company's liabilities from the total assets of the company. The net asset value per share is determined by dividing the net asset value of the company by the number of shares outstanding.

NRSRO - a nationally recognized statistical rating organization, such as S&P or Moody's

NYSE - New York Stock Exchange

Participant - A holder of a Participation Interest in a Corporate
Loan

Participation Interest - An interest which represents a fractional interest in a Corporate Loan. The Fund may acquire
Participation Interests from a Lender or other holders of Participation Interests.

Prime Rate - The interest rate charged by leading U.S. banks on loans to their most creditworthy customers


Prospectus - The prospectus for the Fund dated May 25, 2007, which we may amend from time to time


Recognized Market - Includes the following Stock Exchanges: (i) all stock exchanges in a Member State of the European Union; (ii) all stock exchanges in a Member State of the European Economic Area (EEA) (Norway, Iceland and Liechtenstein); and (iii) a stock exchange located in any of the following countries: Australia, Canada, Japan, Hong Kong, New Zealand, Switzerland and USA. It also includes the following Markets: (i) the market organized by the International Securities Markets Association; (ii) the market conducted by the "listed money market institutions" as described in the Bank of England publication "The Regulation of the Wholesale Cash and OTC Derivatives (in Sterling, foreign currency and bullion); (iii) AIM - the Alternative Investment Market in the UK, regulated and operated by the London Stock Exchange; (iv) the over-the-counter market in Japan regulated by the Securities Dealers Association of Japan; (v) NASDAQ in the United States;
(vi) the market in U.S. government securities conducted by primary dealers regulated by the Federal Reserve Bank of New York; (vii) the over-the-counter market in the United States regulated by the National Association of Securities Dealers Inc. (Also may be described as: the over-the-counter market in the United States conducted by primary and secondary dealers by the Securities and Exchanges Commission and by the National Association of Securities Dealers (and by banking institutions regulated by the U.S. Comptroller of the Currency, the Federal Reserve System or Federal Deposit Insurance Corporation)); (viii) the French market for "Titres de Creance Negotiable (over-the-counter market in negotiable debt instruments); (ix) EASDAQ (European Association of Securities Dealers Automated Quotation); and (x) the over-the-counter market in Canadian Government Bonds, regulated by the Investment Dealers Association of Canada.

Resources - Franklin Resources, Inc.

SAI - Statement of Additional Information

S&P - Standard & Poor's Ratings Group(R)

SEC - Securities and Exchange Commission

Unsecured Corporate Loans and Unsecured Corporate Debt Securities
- Corporate Loans and Corporate Debt Securities that are not backed by collateral. Thus, if a Borrower Defaults on an Unsecured Corporate Loan or Unsecured Corporate Debt Security, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due.

We/Our/Us - Unless a different meaning is indicated by the context, these terms refer to the Fund and/or Investor Services, or other wholly owned subsidiaries of Resources.


APPENDIX

DESCRIPTION OF RATINGS


CORPORATE BOND RATINGS

MOODY'S

INVESTMENT GRADE

Aaa: Bonds rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Bonds rated Aa are judged to be high quality and are subject to very low credit risk.

A: Bonds rated A are considered upper medium-grade obligations and are subject to low credit risk.

Baa: Bonds rated Baa are subject to moderate credit risk and are considered medium-grade obligations. As such they may have certain speculative characteristics.

BELOW INVESTMENT GRADE

Ba: Bonds rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Bonds rated B are considered speculative and are subject to high credit risk.

Caa: Bonds rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Bonds rated Ca are considered highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Bonds rated C are the lowest rated class of bonds and are typically in default. They have little prospects for recovery of principal or interest.

Note: Moody's appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates a ranking in the lower end of that generic rating category.

S&P(R)

The issue rating definitions are expressions in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy. (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.

INVESTMENT GRADE

AAA: This is the highest rating assigned by S&P to a debt obligation. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: Obligations rated AA differ from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Obligations rated A are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the higher ratings categories.
However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Obligations rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BELOW INVESTMENT GRADE

BB, B, CCC, CC, C: Obligations rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest degree of speculation. While these obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of the adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. The C rating is also assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is still making payments.

D: Obligations rated D are in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating is also used upon the filing of bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol is attached to the ratings of instruments with significant noncredit risks and highlights risks to principal or volatility of expected returns that are not addressed in the credit rating.

SHORT-TERM DEBT RATINGS

MOODY'S

Moody's short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs and to individual short-term debt instruments. These obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted. Moody's employs the following designations to indicate the relative repayment capacity of rated issuers:

P-1 (Prime-1): Issuers (or supporting institutions) so rated have a superior ability to repay short-term debt obligations.

P-2 (Prime-2): Issuers (or supporting institutions) so rated have a strong ability to repay short-term debt obligations.

P-3 (Prime-3): Issuers (or supporting institutions) so rated have an acceptable ability to repay short-term debt obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P

S&P's ratings are a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days -- including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.

A-1: This designation indicates that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: Issues carrying this designation are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations carrying the higher designations. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.

A-3: Issues carrying this designation exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Issues carrying this designation are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Issues carrying this designation are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Issues carrying this designation are in payment default. The D rating category is used when payments on an obligation are not made on the due date even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.







                      FRANKLIN FLOATING RATE MASTER TRUST

                                   FORM N-1A

                           PART C: OTHER INFORMATION



ITEM 23.  EXHIBITS.

      The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

      (a)  Agreement and Declaration of Trust

           (i)  Certificate of Trust dated November 16, 1999
                Filing:  Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (ii) Amendment dated March 21, 2000 to Certificate of Trust
                Filing:  Registration Statement on Form N-2
                File No. 811-09869
                Filing Date:  March 24, 2000

           (iii)Amended and Restated Agreement and Declaration of Trust dated July 2, 2002
                Filing: Registration Statement on Form N-1A
                File No. 811-09869
                Filing Date: July 2, 2002

      (b)  By-Laws

           (i)  Amended and Restated By-Laws effective
                July 2, 2002
                Filing: Registration Statement on Form N-1A
                File No. 811-09869
                Filing Date: July 2, 2002

          (ii)  Amendment dated May 12, 2004 to the By-Laws
                Filing: Registration Statement on Form N-1A
                File No. 811-09869
                Filing Date: November 27, 2006

          (iii) Amendment dated July 13, 2006 to the By-Laws
                Filing: Registration Statement on Form N-1A
                File No. 811-09869
                Filing Date: November 27, 2006

      (c)  Instruments Defining Rights of Security Holders

           (i)  Agreement and Declaration of Trust

                (A)  ARTICLE III, Shares - Section 1

                (B)  ARTICLE V, Shareholders' Voting Powers and Meetings

                (C) ARTICLE VI, Net Asset Value, Distributions, Redemptions and Transfers

                (D)  ARTICLE VIII, Miscellaneous - Section 4

           (ii) By-Laws

                (A)  ARTICLE II - Meetings of Holders

                (B)  ARTICLE VII, General Matters: - Sections 3, 4, 6, 7

           (iii) PART B: Statement of Additional Information -
                 Item 17

      (d)  Investment Advisory Contracts

           (i) Investment Advisory Agreement between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Advisers, Inc. dated March 24, 2000
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: May 15, 2000

      (e)  Underwriting Contracts

           Not Applicable

      (f)  Bonus or Profit Sharing Contracts

           Not Applicable

      (g)  Custodian Agreements

           (i) Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing:  Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (ii) Amendment dated May 7, 1997 to Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing:  Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

          (iii) Amendment dated February 27, 1998 to Master   Custody
                Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing:  Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

           (iv) Amendment dated May 16, 2001 to Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing: Amendment No. 3 to Registration Statement on Form N-2 File No. 811-09869
                Filing Date: November 29, 2001

            (v) Amendment dated February 16, 2007 to Exhibit A of the Master
                Custody Agreement between Registrant and Bank of New York dated February 16, 1996

           (vi) Amended and Restated Foreign Custody Manager Agreement between the Registrant and The Bank of New York dated May 16, 2001
                Filing: Amendment No. 3 to Registration Statement on Form N-2 File No. 811-09869
                Filing Date: November 29, 2001

          (vii) Amendment dated February 16, 2007 to Schedule 1 of the Foreign Custody Manager Agreement between the Registrant and Bank of New York

         (viii) Amendment dated March 19, 2007 to Schedule 2 of the Foreign Custody Manager Agreement between the Registrant and Bank of New York

           (ix) Terminal Link Agreement between Registrant and Bank of New York dated February 16, 1996
                Filing:  Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: March 24, 2000

      (h)  Other Material Contracts

           (i) Contract for Fund Administrative Services dated January 1, 2001 between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Templeton Services, LLC
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: November 29, 2001

      (i)  Legal Opinion

                Not Applicable

      (j)  Other Opinions

                Not Applicable

      (k)  Omitted Financial Statements

           Not Applicable

      (l)  Initial Capital Agreements

           (i) Letter of Understanding dated March 24, 2000 from Franklin Resources, Inc.
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: May 15, 2000

           (ii) Letter of Understanding dated March 24, 2000 from Templeton Investment Counsel, Inc.
                Filing: Registration Statement on Form N-2
                File No. 811-09869
                Filing Date: May 15, 2000

      (m)  Rule 12B-1 Plan

                Not Applicable

      (n)  Rule 18F-3 Plan

                Not Applicable

      (p)  Code of Ethics

          (i)  Code of Ethics dated May 2006
               Filing:   Registration Statement of Form N-2
               File No.  811-09869
               Filing Date: November 27, 2006

      (q)  Power of Attorney

          (i)  Power of Attorney dated May 22, 2007

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE
          FUND

           None

ITEM 25.  INDEMNIFICATION

Under Article III, Section 7 of Registrant's Agreement and Declaration of Trust, as amended, if any Holder or former Holder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Holder of the Trust (or by having been a Holder of a particular Series), and not because of such Person's acts or omissions, the Holder or former Holder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from, and indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against, all loss and expense arising from such claim or demand; provided that such indemnification shall be limited in amount to no more than the net assets held with respect to such Series or the Trust (where there is no Series).

Under Article VII, Section 1 and 2 of the Registrant's Agreement and Declaration of Trust, as amended, the Trustees of the Registrant shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Registrant, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Registrant out of its assets may indemnify and hold harmless each and every Trustee and officer of the Registrant from and against any and all claims, demands, costs, losses, expenses and damages whatsoever arising out of or related to the performance of his or her duties as a Trustee or officer of the Registrant; provided that nothing contained in Registrant's Agreement and Declaration of Trust shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Registrant or any Holder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT
          ADVISER

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's manager, also serve as officers and/or directors/trustees for
(1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27.  PRINCIPAL UNDERWRITERS

           Not Applicable

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund at One Franklin Parkway, San Mateo, CA 94403-1906 or its shareholder service agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.


ITEM 29.  MANAGEMENT SERVICES

There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30.  UNDERTAKINGS

           Not Applicable


                                  SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and the State of California, on the 25th day of May, 2007.

                              FRANKLIN FLOATING RATE MASTER TRUST
                              (Registrant)

                              By: /s/ KAREN L. SKIDMORE
                                  Karen L. Skidmore
                                  Vice President







                      FRANKLIN FLOATING RATE MASTER TRUST
                            REGISTRATION STATEMENT
                                EXHIBITS INDEX


EXHIBIT NO.          DESCRIPTION                          LOCATION

EX-99.(a)(i)         Certificate of Trust dated               *
                     November 16, 1999

EX-99.(a)(ii)        Amendment dated March 21, 2000 to        *
                     the Certificate of Trust

EX-99.(a)(iii)       Amended and Restated Agreement           *
                     and Declaration of Trust dated
                     July 2, 2002

EX-99.(b)(i)         Amended and Restated By-Laws             *
                     effective July 2, 2002

EX-99.(b)(ii)        Amendment dated May 12, 2004 to          *
                     the By-Laws

EX-99.(b)(iii)       Amendment dated July 13, 2006 to         *
                     the By-Laws

EX-99.(d)(i)         Investment Advisory Agreement            *
                     between the Registrant, on behalf
                     of Franklin Floating Rate Master
                     Series, and Franklin Advisers,
                     Inc., dated
                     March 24, 2000

EX-99.(g)(i)         Master Custody Agreement between         *
                     Registrant and Bank of New York
                     dated February 16, 1996

EX-99.(g)(ii)        Amendment dated May 7, 1997 to           *
                     Master Custody Agreement between
                     Registrant and Bank of New York

EX-99.(g)(iii)       Amendment dated                          *
                     February 27, 1998 to Master
                     Custody Agreement between
                     Registrant and Bank of New York

EX-99.(g)(iv)        Amendment dated May 16, 2001 to          *
                     Master Custody Agreement between
                     Registrant and Bank of New York
                     dated February 16, 1996

EX-99.(g)(v)         Amendment dated February 16, 2007    Attached
                     to Exhibit A of the Master
                     Custody Agreement dated February
                     16, 1996

EX-99.(g)(vi)        Amended and Restated Foreign             *
                     Custody Manager Agreement between
                     the Registrant and The Bank of
                     New York dated
                     May 16, 2001

EX-99.(g)(vii)       Amendment dated February 16, 2007    Attached
                     to Schedule 1 of the Foreign
                     Custody Manager Agreement between
                     the Registrant and Bank of New
                     York

EX-99.(g)(viii)      Amendment dated March 19, 2007 to    Attached
                     Schedule 2 of the Foreign Custody
                     Agreement between the Registrant
                     and the Bank of New York

EX-99.(g)(ix)        Terminal Link Agreement between          *
                     Registrant and Bank of New York
                     dated February 16, 1996

EX-99.(h)(i)         Contract for Fund Administrative         *
                     Services dated January 1, 2001
                     between the Registrant and
                     Franklin Templeton Services, LLC

EX-99.(l)(i)         Letter of Understanding dated            *
                     March 24, 2000 from Franklin
                     Resources, Inc.

EX-99.(l)(ii)        Letter of Understanding dated            *
                     March 24, 2000 from Templeton
                     Investment Counsel, Inc.

EX-99.(p)(i)         Code of Ethics dated May 2006            *

EX-99.(q)(i)         Power of Attorney dated              Attached
                     May 22, 2007


*Incorporated by Reference